Exhibit 10.32

LICENSE AGREEMENT

THIS LICENSE AGREEMENT, dated June 23, 2006 (the “Effective Date”), is entered into by and between ASAHI KASEI PHARMA CORPORATION, a corporation organized and existing under the laws of Japan having its principal place of business at 9-1 Kanda Mitoshirocho, Chiyoda-ku, Tokyo 101-8481, Japan (hereinafter referred to as “Asahi”), and CoTherix, Inc., a corporation organized and existing under the laws of Delaware having its principal place of business at 5000 Shoreline Court, Suite 101, South San Francisco, California 94080, U.S.A. (hereinafter referred to as “CoTherix”). Asahi and CoTherix are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, Asahi has developed through its research and development activities certain intellectual property and clinical data relating to the known compound fasudil for use in cardiovascular products, and has the right to grant rights and licenses and sublicenses under the Asahi Intellectual Property Rights (hereinafter defined); and

WHEREAS, CoTherix has expressed to Asahi its interest in obtaining from Asahi certain rights and licenses to the Asahi Intellectual Property Rights; and

WHEREAS, Asahi is willing to grant such rights and licenses to CoTherix under the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1: DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms, when capitalized, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined, and other derivative forms of these terms shall be interpreted accordingly):

“Active Drug Substance” means (a) [***](known as fasudil), and (b) any of its [***] (c) compounds that are [***] (or as does any other form of it referred to in the foregoing clause (b)), and (d) [***].

“Affiliate” means any person, corporation, partnership, firm, joint venture or other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, Asahi or CoTherix, as the case may be. As used in this definition, “control” means (a) the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of the outstanding voting securities or by contract or otherwise or (b) ownership, directly or indirectly of more than fifty percent (50%) of the voting securities or other ownership interest of an entity.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

“Agreement” means this License Agreement.

“Asahi Allocated Personnel” shall have the meaning set forth in Section 6.1(a).

“Asahi Indemnitees” shall have the meaning set forth in Section 12.1.

“Asahi Intellectual Property Rights” means (a) any and all Asahi Patents and Asahi Know-How, and (b) any copyrights and regulatory market exclusivity rights, relating to, embodied in, or associated with a Product or Active Drug Substance, which copyrights and regulatory market exclusivity rights are Controlled by Asahi or any of its Affiliates as of the Effective Date, or come within the Control of Asahi or any of its Affiliates during the term of this Agreement.

“Asahi Know-How” means all Information within the Control of Asahi or any of its Affiliates as of the Effective Date or that comes within the Control of Asahi or any of its Affiliates during the term of this Agreement, including (without limitation) Asahi’s interest in any jointly owned Information.

“Asahi Licensed Indications” means treatment and/or prophylaxis of patients that have, display or suffer from Stable Angina, Pulmonary Hypertension, and, if CoTherix exercises the CoTherix Option and Asahi receives the upfront fee as set forth in paragraph 1 of Exhibit E pursuant to Section 3.2, any other diseases except for Asahi Option Indications.

“Asahi Option Indications” means treatment and/or prophylaxis of patients that have, display or suffer from Stroke and ophthalmic diseases.

“Asahi Patent” means a Patent that covers or claims Information (which, for the avoidance of doubt, includes any Patent that Covers a Product), which Patent is Controlled (but for this Agreement) by Asahi or any of its Affiliates as of the Effective Date or comes within the Control of Asahi or any of its Affiliates during the term of this Agreement. The Asahi Patents include, without limitation, any Patents listed on Exhibit A attached hereto, together with any Patents arising therefrom or claiming priority back thereto, or added to such Exhibit A by written agreement of the Parties, or as otherwise provided for in this Agreement, during the term of this Agreement. The Asahi Patents include Asahi’s interest in the Joint Patents and the [***] Patents.

“Asahi Research Agreements” means any material transfer agreement, clinical trial agreement, agreement with a contract research organization, sponsored research agreement or similar agreement, in all cases entered into between Asahi and any Third Party prior to or as of the Effective Date and relating to the research or Development of a Fasudil Formulation or any Active Drug Substance. Asahi Research Agreements shall also include any clinical trials initiated by Third Parties on or before the Effective Date with Fasudil Formulations provided by Asahi, even in the absence of an agreement between Asahi and such Third Parties.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

“Bankruptcy Event” shall have the meaning set forth in Section 11.2(i).

“Base Net Sales” shall have the meaning set forth in Section 5.6(a)(ii).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are closed in Tokyo, Japan, or San Francisco, California, U.S.

“Carcinogenicity and Safety Study” shall have the meaning set forth in Section 2.3(b).

“CFR” means the U.S. Code of Federal Regulations.

“Change of Control of CoTherix” shall have the meaning set forth in Section 11.2(f).

“Clinical Development” means the conduct of studies of a pharmaceutical product in humans to assess the dosing, safety and/or efficacy of such pharmaceutical product, including, but not limited to, Phase 1 Clinical Trials, Phase 2 Clinical Trials and Phase 3 Clinical Trials as well as post-approval clinical trials of a pharmaceutical product. “Clinical Trials” shall be interpreted accordingly.

“CMC/Process Development” means the development of a process for the manufacture of a drug substance and pharmaceutical product for commercial scale, including, without limitation, the validation of raw material acceptance specifications (both active and inactive ingredients), validation of the manufacturing process and the analytical methods, manufacturing directions, batch records, regulatory methods and controls, product and process specifications, quality control procedures, stability testing (including both room temperature and accelerated), assays, reference standards, in-process controls, preliminary and final release methodology and stability protocols, process development protocols and reports, for both drug substance and pharmaceutical product.

“Combination Product” means a Product that (a) contains one or more other active ingredients besides Active Drug Substance that are sold either as a co-formulated fixed dose or as separate doses in a single package and/or (b) contains an inhaler or other device for the delivery of such Active Drug Substance.

“Commercialization” means all activities undertaken relating to manufacture of commercial quantities, pre-marketing, marketing, promotion, distribution and sale of a pharmaceutical product on the commercial basis. “Commercialize” shall be interpreted accordingly.

“Commercially Reasonable Efforts” shall have the meaning given in Section 2.2(c). “Commercially Reasonable” shall be interpreted accordingly.

“Competitive Company” shall have the meaning set forth in Section 11.2(f).

“Confidential Information” shall have the meaning set forth in Section 8.1.

“Confidentiality Agreements” means, collectively, the Secrecy Agreements, dated November 11, 2005 and January 26, 2006, by and between Asahi and CoTherix, and Section 5 of the Exclusive Negotiation Agreement.

“Control” or “Controlled” means, with respect to Patents, know-how or other intangible rights, (1) the sole ownership or joint ownership in the U.S. thereof, or (2) the ability (whether by ownership or license, other than pursuant to this Agreement) to grant a license or sublicense (either (a) without charge to the Party granting the sublicense or (b) if the grant of a sublicense would cause the granting Party to owe a Third Party consideration under a written agreement described by the remainder of this sentence, then if the sublicensed Party agrees to pay such consideration) as provided for herein without violating the terms of any written agreement with any Third Party as of the date such ability to grant a license or sublicense hereunder first exists.

“CoTherix Allocated Personnel” shall have the meaning set forth in Section 6.1(b).

“CoTherix Indemnitees” shall have the meaning set forth in Section 12.2.

“CoTherix Intellectual Property Rights” means (a) any and all CoTherix Patents and CoTherix Know-How, and (b) any copyrights and regulatory market exclusivity rights, relating to, embodied in, or associated with a Product or Active Drug Substance, which copyrights and regulatory market exclusivity rights are Controlled by CoTherix or any of its Affiliates or Sublicensees as of the Effective Date, or come within the Control of CoTherix or any of its Affiliates or Sublicensees during the term of this Agreement. Notwithstanding anything herein to the contrary, CoTherix Intellectual Property Rights shall exclude CoTherix [***] Patents.

“CoTherix Know-How” means all Information within the Control of CoTherix or any of its Affiliates or Sublicensees as of the Effective Date or that comes within the Control of CoTherix or any of its Affiliates or Sublicensees during the term of this Agreement that is conceived, made or otherwise developed in the course of Development and/or Commercialization of the Active Drug Substance and Products in exercise of the license granted CoTherix in Section 3.1 (or a sublicense granted thereunder), including (without limitation) CoTherix’s interest in any jointly owned Information.

“CoTherix Licensed Fields” means, collectively, the Stable Angina Field, the Pulmonary Hypertension Field, and, if CoTherix exercises the CoTherix Option and Asahi receives the upfront fee as set forth in paragraph 1 of Exhibit E pursuant to Section 3.2, the CoTherix Option Fields.

“CoTherix Option” shall have the meaning set forth in Section 3.2(a).

“CoTherix Option Fields” means the prophylactic and/or therapeutic use of (a) Inhaled Products in humans with any diseases or conditions other than Pulmonary Hypertension and Asahi Option Indications; and (b) Oral Products in humans with any diseases or conditions other than Stable Angina, Pulmonary Hypertension and Asahi Option Indications.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

“CoTherix Option Period” shall have the meaning set forth in Section 3.2(a).

“CoTherix Patent” means a Patent that covers or claims Information (which, for the avoidance of doubt, includes any Patent that Covers a Product), which Patent (a) is Controlled (but for this Agreement) by CoTherix or any of its Affiliates or Sublicensees as of the Effective Date or (b) covers or claims Information conceived or reduced to practice in the course of practicing the licenses of Section 3.1 to Develop and/or Commercialize Products or Active Drug Substance under this Agreement, and thus comes within the Control of CoTherix or any of its Affiliates or Sublicensees during the term of this Agreement. The CoTherix Patents include, without limitation, any Patents listed on Exhibit B attached hereto (but as of the Effective Date, no CoTherix Patent exists) or added thereto by written agreement of the Parties, or as otherwise provided for in this Agreement, during the term of this Agreement. Notwithstanding anything herein to the contrary, the CoTherix Patents include CoTherix’s interest in any Joint Patents, but exclude the CoTherix [***]Patents.

“CoTherix [***] Patent” means [***] entitled [***] and all Patents arising therefrom or claiming priority back thereto (excluding new subject matter) owned by CoTherix.

“Cover” shall have the following meaning: a product or substance is “Covered” by a claim of a Patent if the research, development, manufacture, having manufactured, import, use, marketing, offer to sell, sale, distribution or other disposal thereof would constitute infringement of the claim (as or if issued) of the Patent, but for a license; and a method or process is “Covered” by a claim of a Patent if the use or practice of such method or process would constitute infringement of the claim (as or if issued) of the Patent, but for a license.

“Data” shall have the meaning set forth in Section 9.1(b)(v).

“Development” shall refer to all activities relating to Preclinical Development, Clinical Development and CMC/Process Development, including manufacture of a drug substance and pharmaceutical product for Preclinical Development, Clinical Development or CMC/Process Development.

“Development Plan” shall have the meaning set forth in Section 2.2(a).

“Direct Rho Kinase Inhibitors” means a compound that [***],as known as of the Effective Date or if discovered thereafter, as of the date such compound is discovered, which, for example, [***].

“Discussed Patents” means the Patents disclosed to CoTherix by Asahi in writing as of the Effective Date identified as the “Discussed Patents”, and all re-examinations, re-issues, renewals and extensions thereof, and all foreign counterparts of each of the foregoing.

“Drug Approval Application” means an application for Regulatory Approval required to be approved before legal commercial sale or use of a Product as a drug in a regulatory jurisdiction, including (without limitation), for purposes of Regulatory Approval in the U.S., a New Drug

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

Application and all supplements filed pursuant to the requirements of the FDA (including all documents, data and other information concerning such Product that are necessary for, or included in, FDA approval to market such Product) and, for purposes of Regulatory Approval in Europe, all applications for Regulatory Approval (including without limitation pricing approval) to EMEA or any other applicable national regulatory authority.

“Drug Master File” means any drug master file filed with the FDA with respect to the Active Drug Substance and a Product, and any equivalent filing in other countries or regulatory authorities.

“Effective Date” means the effective date of this Agreement as set forth in the preamble to this Agreement.

“EMEA” means the European Medicines Evaluation Agency, or any successor agency with responsibility for regulating the development, manufacture and sale of human pharmaceutical products.

“Europe” means all countries listed in Exhibit C, and the territories (including dependent areas), protectorates, and possessions of each of the foregoing.

“Exclusive Negotiation Agreement” means the Exclusive Negotiation Agreement, dated February 24, 2006, by and between Asahi and CoTherix.

“Fasudil Formulation” means any pharmaceutical composition containing any Active Drug Substance, regardless of formulation or dosage form.

“FDA” means the United States Food and Drug Administration of the Department of Health and Human Services, or any successor agency with responsibility for regulating the development, manufacture and sale of human pharmaceutical products.

“First Commercial Sale” means the date on which CoTherix or any of its Affiliates or Sublicensees first sells commercially, pursuant to a Regulatory Approval, a Product.

“GAAP” means U.S. generally accepted accounting principles.

“GCP” means the ICH Harmonised Tripartite Guideline for Good Clinical Practice, and any U.S. regulatory requirements that may impose a higher standard, all as amended from time to time.

“Generic Product” means a drug product in oral dosage form pharmaceutical or inhalation dosage form pharmaceutical marketed by or on behalf of a Third Party (other than a Sublicensee) and that (a) contains or delivers (including without limitation in the [***]by or on behalf of CoTherix or its Affiliate or Sublicensee, and that [***] (b) is, within the meaning of applicable generic drug laws and regulations, [***] by or on behalf of CoTherix (or its Affiliate or Sublicensee) without the [***].

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

“GLP” means the Good Laboratory Practices regulations and guidelines promulgated by (as appropriate) the Regulatory Agencies, as the same may be amended from time to time.

“GMP” means the Good Manufacturing Practices regulations and guidelines promulgated by (as appropriate) the Regulatory Agencies, as the same may be amended from time to time.

“IND” means an Investigational New Drug application filed with FDA pursuant to 21 CFR 312.1 et seq.

“Indemnify” shall have the meaning set forth in Section 12.1.

“IND Equivalent” means an application submitted in a country other than the U.S. for authorization to conduct Clinical Development of a drug substance or pharmaceutical product.

“Information” means (a) techniques, data and information relating directly or indirectly to a Product or the Active Drug Substance or formulation, use (including, without limitation, its use for particular indications, methods of delivering it, and sustaining therapeutic plasma levels of it and its metabolites, as well as other methods), research, development, manufacture, having manufactured, marketing, offer for sale, sale, distribution, importation for sale or other disposal thereof, including, but not limited to, inventions, discoveries, practices, methods, knowledge, know-how, skill, analytical methods, trade secrets, experience and test data (including non-clinical and clinical test data); other data, records and information derived from, contained in or relating to Development, analytical and quality control and manufacturing data or descriptions; Regulatory Documentation and adverse reactions; and Commercialization, marketing, pricing, distribution, cost, and sales data or descriptions; in all of the foregoing cases whether in written, electronic or any other form, and whether or not confidential, proprietary, patented or patentable, and (b) compounds, compositions of matter, assays and biological materials relating to a Product or the Active Drug Substance.

“Inhaled Product” means any inhalation dosage form pharmaceutical that contains any Active Drug Substance as an active ingredient. For ease of reference, “Inhaled Product” is sometimes expressed in the singular in this Agreement, but multiple Inhaled Products may be Developed or Commercialized hereunder, and all Inhaled Products are licensed under the license of Section 3.1.

“Initial Royalty Term” shall have the meaning set forth in Section 5.4.

“ISS” shall have the meaning set forth in Section 2.6.

“Joint Patents” shall have the meaning set forth in Section 6.2(c).

“Joint Technical Committee” means the committee to be established by the Parties pursuant to Section 2.5(a).

“Kosei Rodosho” means the Ministry of Health, Labour and Welfare including the agencies with responsibility for regulating the development, manufacture and sale of human pharmaceutical products in Japan, and any successor agencies.

“Losses” shall have the meaning set forth in Section 12.1.

“Master Formulae” means the definition of the manufacturing procedure and composition of the Active Drug Substance and a Product including, without limitation, the processing operations, the components and composition, equipment and devices employed and the necessary in-process controls, all as set forth in the relevant Regulatory Approval.

“Major Markets” means the [***].

“Necessary” shall have the meaning set forth in Section 6.5(a).

“Net Sales” means, for any period, (a) the gross amount invoiced by CoTherix and its Affiliates and Sublicensees for the sale of a Product to Third Parties in such period, after deduction or exclusion of:

(a)	[***] (including without limitation [***]);

(b)	any [***];

(c)	costs of [***]; and

(d)	in the case of [***], any [***]costs;

expressly subject in all cases (a)-(d) to the same being separately charged on customer invoices and/or being actually recorded for purposes of CoTherix’s or the selling entity’s financial reporting purposes.

If any quantity of Product is sold or otherwise transferred to a Third Party otherwise than in an arm’s length transaction exclusively for money, and other than (i) for use in connection with [***], (ii) for [***], (iii) as [***], (iv) [***], or (v) for [***] or (vi) for other similar purpose to any of the foregoing (if provided, free of charge, to a Third Party) (collectively, (i) through (vi) being “Excluded Transfers”), then the following shall be included in the calculation of Net Sales with respect to such quantities: [***]. For purposes of determining Net Sales, a Product shall be deemed to be sold when invoiced.

Notwithstanding the foregoing, in the event that a Product is sold in conjunction with another active ingredient or an inhaler or other device for delivery of its Active Drug Substance so as to be a Combination Product (in the case of a Product containing multiple active ingredients, whether packaged together or co-formulated as a single therapeutic formulation), Net Sales shall be calculated by the following formulae:

[***]

[***]

[***]

[***]

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

In the event that no such separate sales are made by CoTherix or its Affiliates or Sublicensees, Net Sales of the Combination Product shall be calculated in a manner to be negotiated and agreed upon by the Parties, reasonably and in good faith, prior to any sale of such Combination Product, including discussion between the Parties’ respective CEOs if necessary, which shall be based upon the respective estimated relative commercial values of the active ingredients and the inhaler or other device of such Combination Product. If even the Parties’ CEOs cannot agree within [***] days after either Party refers the matter for CEO determination, then either Party may refer the matter to arbitration in accordance with Section 13.10(b).

CoTherix’s or any of its Affiliates’ or Sublicensees’ transfer of a Product or a Combination Product amongst the foregoing shall not result in any Net Sales, unless such Product or Combination Product is consumed by CoTherix or such Affiliate or Sublicensee in the course of its commercial activities, other than with respect to Excluded Transfers. CoTherix’s and its Affiliates’ and Sublicensees’ sales to, and any other revenue in any name received as consideration for the sale or transfer of a Product (e.g., royalties, commercial rebates, commissions) from distributors (including without limitation wholesalers) are included in the calculation of Net Sales, however, the distributors’ (including without limitation wholesalers’) resales are not.

CoTherix’s Net Sales will be accounted for in accordance with GAAP and/or international accounting standards, at CoTherix’s option on a country-by-country basis consistently applied with respect to Net Sales in each country. For items where actual figures are not gathered or used by CoTherix for its internal accounting purposes on a timeline that would practicably allow them to be used to calculate Net Sales and still make required royalty payments on time under this Agreement, CoTherix is entitled to use an estimate, and then “true up” based on actual figures in the following accounting period.

“Non-Competing-Development Period” shall have the meaning set forth in Section 10.1.

“Non-Competing-Sales Period” shall have the meaning set forth in Section 10.1.

“Oral Product” means any oral dosage form pharmaceutical that contains any Active Drug Substance as an active ingredient. For ease of reference, “Oral Product” is sometimes expressed in the singular in this Agreement, but multiple Oral Products may be Developed or Commercialized hereunder, and all Oral Products are licensed under the license of Section 3.1.

“Patent” means all patent applications and patents, including without limitation the following kinds: (a) granted patents, re-examinations, reissues, renewals, extensions, term restorations, divisionals, continuations and continuations-in-part thereof, and all foreign

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

counterparts thereof, (b) pending applications for the foregoing, and (c) patents issuing from the foregoing applications for patents. “Patent” also includes a Supplementary Protection Certificate of a member state of the EU and any other similar protective rights in any other country.

“Phase 1 Clinical Trials” shall have the meaning described in the ICH Harmonised Tripartite Guideline entitled “General Considerations for Clinical Trials,” as amended.

“Phase 2 Clinical Trials” shall have the meaning described in the ICH Harmonised Tripartite Guideline entitled “General Considerations for Clinical Trials,” as amended.

“Phase 3 Clinical Trials” shall have the meaning described in the ICH Harmonised Tripartite Guideline entitled “General Considerations for Clinical Trials,” as amended.

“Preclinical Development” means all activities relating to the planning and execution of non-human studies (including carcinogenicity studies) conducted in relevant in vivo animal models or in vitro directed toward obtaining Regulatory Approval of a pharmaceutical product and/or drug substance.

“Products” means, collectively, Oral Products and Inhaled Products for use in the CoTherix Licensed Fields (which as of the Effective Date only encompass the Stable Angina Field and Pulmonary Hypertension Field). “Product” when used in the singular can mean either of the foregoing Oral Product for use in the Stable Angina Field, Oral Product for use in the Pulmonary Hypertension Field, and Inhaled Product for use in the Pulmonary Hypertension Field (and, if applicable, Oral Product or Inhaled Product in the other CoTherix Licensed Fields). However, for ease of reference, “Products” is sometimes expressed in the singular in this Agreement, even where referring to multiple Products and multiple Products may be Developed or Commercialized hereunder.

“Pulmonary Hypertension” or “PH” means all conditions, diseases and disorders in which the pressure in the pulmonary artery (the blood vessel that leads from the heart to the lungs) rises above normal levels. This includes, without limitation, those conditions, diseases and disorders commonly referred to as “primary” and those commonly referred to as “secondary,” in each case pulmonary hypertension or pulmonary arterial hypertension.

“Pulmonary Hypertension Field” and “PH Field” means the prophylactic and/or therapeutic use of an Oral Product or an Inhaled Product in humans with Pulmonary Hypertension.

“Regulatory Agency” means FDA, EMEA, Kosei Rodosho and other governmental authorities that are counterparts thereto or serve a similar regulatory purpose within any jurisdiction.

“Regulatory Approval” means any approvals, product and/or establishment licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the commercial manufacture, use, storage, import, export, transport, Commercialization or sale of a Product and/or Active Drug Substance in a regulatory jurisdiction, including pricing approval, in jurisdictions where pricing approval is required to sell the Product or is necessary to obtain reimbursement therefore under a government program.

“Regulatory Documentation” means (a) all applications, registrations, licenses, authorizations and approvals (including all Regulatory Approvals), all correspondence submitted to or received from Regulatory Agencies (including minutes and official contact reports relating to any communications with any Regulatory Agency) and all supporting documents relating to all Development, and (b) all data contained in any of the foregoing; including all INDs, IND Equivalents, Drug Approval Applications, Drug Master Files, regulatory drug lists, data of Development, adverse event files and complaint files.

“[***] Agreements” means those certain agreements between Asahi and [***] dated [***] and [***], respectively.

“[***] Entity” shall have the meaning given in Section 9.1(c).

“[***] Patents” means those patent applications and patents listed in Exhibit D, together with (a) all divisionals, continuations, continuations-in-part, and substitutions of and other applications claiming priority to the foregoing patent applications; and (b) all patents issuing on the foregoing patent applications and all re-issues, re-examinations, renewals and extensions of the foregoing patents; and (c) all counterparts in other countries to each of the foregoing.

“Serious Adverse Drug Experience” shall have the meaning set forth in 21 CFR §312.32(a) and §314.80(a), as amended. The expression shall also include “serious adverse events” and “serious adverse drug reactions” as defined in the ICH Harmonised Tripartite Guideline for Clinical Safety Data Management: Definitions and Standards for Expedited Reporting, as amended.

“Specifications” mean (i) prior to the obtaining of Regulatory Approval, “the tests and standards” (including without limitation standards regarding acceptance criteria, shelf life, stability, identity, strength and purity) of the Active Drug Substance and a Product to which supply and/or manufacture under Section 7 of this Agreement must conform; and (ii) following the grant of Regulatory Approval, “the tests and standards” as set forth in the Regulatory Approval with which a given starting material or product must comply. The expression “the tests and standards” as used above is more precisely defined as a list of tests, references to analytical procedures, and appropriate acceptance criteria that are numerical limits, ranges, or other criteria for the tests described or otherwise state the standards for Active Drug Substance and finished Product shelf life, stability, identity, strength and purity.

“Stable Angina” means pain in the chest caused by inadequate blood flow through the blood vessels (coronary vessels) of or leading directly to the heart muscle (myocardium), excluding acute coronary syndrome.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

“Stable Angina Field” means the prophylactic and/or therapeutic use of an Oral Product in humans with Stable Angina.

“Stroke” means the ischemic brain damage caused by blood coagulation and/or cardiovascular lesion, including, without limitation, cerebral thrombosis, brain embolism, intracerebral hemorrhage, subarachnoid hemorrhage and transient cerebral ischemic attack.

“Sublicensee” means any non-Affiliate sublicensee of CoTherix that is granted a sublicense by CoTherix as provided in Section 3.1.

“Territory” means the following: U.S., Canada, Mexico and Europe.

“Third Party” means any entity other than Asahi and its Affiliates and other than CoTherix and its Affiliates.

“Third-Party Claim” shall have the meaning set forth in Section 12.1.

“Third Party Manufacturer” shall have the meaning set forth in Section 7.2(a).

“Trademarks” shall have the meaning set forth in Section 2.7.

“U.S.” or “United States” means the United States of America and its territories (including dependent areas), possessions and commonwealths, including, without limitation, the Commonwealth of Puerto Rico.

“Valid Claim” means (a) a claim of any issued and unexpired Patent that has not been withdrawn, canceled or disclaimed nor held to be invalid or unenforceable by a court or tribunal of competent jurisdiction in an unappealed or unappealable decision; or (b) a pending claim of any pending patent application that has been filed and prosecuted in good faith and that is reasonably likely to issue as part of an issued patent within a reasonable period of time.

SECTION 2: COTHERIX DEVELOPMENT & COMMERCIALIZATION

2.1 Information Disclosure. Promptly after the Effective Date, Asahi will make available to CoTherix all physical embodiments of Asahi Intellectual Property Rights reasonably necessary or useful for Development or obtaining Regulatory Approval of Products by CoTherix and its Affiliates and Sublicensees, Controlled by Asahi as of the Effective Date. If any translation is necessary in connection with such disclosure, and CoTherix requests in writing that Asahi provide a translation into English, then Asahi shall provide such translation as soon as practicable [***]. In connection with this making available of Asahi Intellectual Property Rights to CoTherix, Asahi shall be reasonably available to CoTherix to provide technical assistance regarding, and to teach CoTherix the subject matter of, the Asahi Intellectual Property Rights.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

2.2 CoTherix’s Responsibility.

(a) General. With the input of the Joint Technical Committee, as between the Parties, CoTherix shall have sole responsibility [***] for (i) the Development of; (ii) preparing, filing and prosecuting Drug Approval Applications of; (iii) seeking and maintaining Regulatory Approval of; and (iv) Commercialization of, Oral Product(s) in the Stable Angina Field and Pulmonary Hypertension Field (whether the same or different Oral Product(s) for these different fields), and Inhaled Product(s) in the PH Field, in each case in the Territory. For the activities of (i)-(iii), CoTherix shall perform these activities consistent with the development plan in the form agreed by the Parties as of the Effective Date and as it may be updated under Section 2.3 (“Development Plan”). This Section2.2(a) is a general statement of the scope of what Product-related activities are allocated to CoTherix. This Section 2.2(a) is not however, a statement of CoTherix’s diligence requirements, or what level of effort CoTherix must exert to conduct these activities (i.e. which and how much of these activities are required). Instead, CoTherix’s diligence obligations and required efforts level are as stated in Section 2.2(b).

(b) Diligence Obligation. CoTherix shall devote Commercially Reasonable Efforts to carry out the following activities: (i) Develop one Oral Product for the Stable Angina Field, one Oral Product for the PH Field (whether the same as or different from the Oral Product for the Stable Angina Field), and one Inhaled Product for the PH Field, for each Major Market country within the Territory in which it is Commercially Reasonable to do so; (ii) as soon as reasonably (determined under the Commercially Reasonable Efforts standard) practicable obtain, and thereafter maintain, Regulatory Approval(s) for each such Product and for its respective field, in each Major Market country within the Territory in which it is supported by the data and Commercially Reasonable to do so; and (iii) Commercialize each Product for which it obtains Regulatory Approval (including, to avoid any confusion, in the case of the European Major Markets, individual country elements of Regulatory Approval required for launch in the particular country, beyond the centralized EMEA approval), in each Major Market country of the Territory in which such Regulatory Approval is obtained and it is Commercially Reasonable to do so. CoTherix shall do this in a manner that is consistent with the terms and conditions of this Agreement. CoTherix may do this directly, by its own activities, or indirectly, by the activities of its Affiliate(s), Sublicensee(s) or distributors(s). For the avoidance of doubt, and notwithstanding anything else in this Agreement or in the Development Plan, CoTherix shall not be obligated to pursue Development, Regulatory Approval or Commercialization activities with respect to a given Product in a given country if not Commercially Reasonable to do so.

(c) Commercially Reasonable Efforts Level Definition. “Commercially Reasonable Efforts” shall mean a commercially reasonable level of efforts, commensurate with (but in no event required to be greater than) that level of efforts and resources commonly dedicated in the research-based pharmaceutical industry by similarly situated companies to development and commercialization, as the case may be, of an internally developed product of similar commercial potential, at a similar stage in its lifecycle, and having similar commercial advantages and disadvantages, taking into account other relevant commercial, technical and scientific factors that are reasonably and customarily considered in the industry when planning, implementing, or making decisions regarding development and commercialization activities, except as provided below. “Commercially Reasonable Efforts” shall be determined [***].

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

2.3 Development.

(a) Development Plan Updates. The Development Plan as of the Effective Date contains (i) an outline and overview of CoTherix’s anticipated Product Development program for the Territory, (ii) descriptions of each step (or potential series of steps) and an estimated time-line for each such step anticipated to be achieved by CoTherix and its Affiliates and Sublicensees with respect to the Development of, and obtaining Regulatory Approval for, each Product in the Territory in the upcoming year and (iii) an outline and overview of each anticipated Clinical Trial in the upcoming year (including, without limitation, approximate ranges of the total number of subjects, anticipated control comparative drug(s), approximate ranges of dosage and dose regimen, general descriptions of anticipated subject diagnosis and main criteria for inclusion, and anticipated endpoints (primary, secondary)). The initial Development Plan reflects the Parties’ expectations as of the Effective Date of the major elements of a Commercially Reasonable program for Development of each Product within the Territory. However, the Parties recognize and agree that as greater data is obtained, as CoTherix proceeds with the program, and as outside factors (such as the intellectual property landscape, the regulatory standards and framework, and the competitive landscape) evolve, the Development Plan may come to no longer reflect a practicable, Commercially Reasonable plan, it may need to be updated. In that case, either Party may propose an update or amendment to the Development Plan to the Joint Technical Committee. (To be clear, this possibility to update shall not be used to make the Development Plan more detailed; instead this possibility to update is intended to be used to respond to the circumstances and the greater information that has been obtained since the Effective Date.) The Joint Technical Committee shall promptly discuss any proposed updates or amendments. It is understood by the Parties that any amendment or update to the Development Plan shall be done only if the Joint Technical Committee determines such an amendment or update is desirable or necessary.

(b) Understanding Regarding Certain Carcinogenicity and Safety Studies. The Development Plan as of the Effective Date includes CoTherix’s responsibility for conducting, or arranging for a Third Party to conduct, certain carcinogenicity studies using Active Drug Substance, and a [***] safety study [***] using Oral Product (“Carcinogenicity and Safety Studies”) [***] necessary to support filing of an IND or IND Equivalents of Products, and Drug Approval Applications within or outside the Territory, as more particularly described in the Development Plan.

(c) Study Design. It is understood by the Parties that study designs and protocols for Development of a Product in the Territory shall be implemented by CoTherix and its Affiliates and Sublicensees in a manner consistent with the overall Development Plan. One (1) month before a regularly scheduled meeting of the Joint Technical Committee (or a meeting called for such purpose, if applicable), CoTherix shall provide the first draft of study designs and protocols, if any, to Asahi for informational purposes. The Joint Technical Committee shall discuss the study designs and protocols, and allow Asahi’s member on the Joint Technical Committee to provide Asahi’s input and suggestions through these discussions. CoTherix shall update the Joint Technical Committee of any material changes to the then-current study designs and protocols. However, it is understood by the Parties that the study designs and protocols do not require Asahi’s approval nor approval of the Joint Technical Committee. Further, CoTherix shall provide the final version of study designs and protocols to Asahi as soon as they are available.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

(d) Site Visit / Audit. Asahi shall have the right, if required by Kosei Rodosho to verify compliance with Japanese regulatory standards and/or in connection with any bridging studies in order to permit preclinical and clinical data generated by or on behalf of CoTherix to be used for Asahi’s purposes outside the Territory, at reasonable frequency and on reasonable advance notice to CoTherix during or following the conduct of research and Development of a Product and Active Drug Substance, to visit and/or audit the site or sites (including the sites of Affiliates and Sublicensees of CoTherix and contract research organizations) at which the Carcinogenicity and Safety Studies or any pivotal trials as part of Clinical Development of a Product has been or is being conducted, subject to the restrictions stated in the remainder of this subsection (d). Such audits shall be no more frequently than annually, unless CoTherix consents in writing to more frequent audits. Further, Asahi shall endeavor to coordinate any such audit with audits scheduled as part of CoTherix’s normal regulatory compliance program. With respect to audits of clinical sites, such audits shall occur only after completion of the relevant clinical trial at such sites. Prior to completion of such trial, if CoTherix will audit the clinical site, to the full extent permitted by the site, CoTherix shall permit Asahi to participate in such audit. However, because of the disruption of auditing a clinical site while a trial is ongoing and the potential for confusion, Asahi shall not be entitled to independently audit clinical sites while Product trials are ongoing at such sites. Audits of Third Parties (including Sublicensees) are subject to the terms and conditions of CoTherix’s contract with the Third Party (including Sublicensees). CoTherix shall provide all permissions of CoTherix and its Affiliates for these audits. CoTherix will assist and seek permission from the Third Parties (including Sublicensees) to permit Asahi to audit as provided under this Section 2.3(d). CoTherix will seek to accommodate Asahi’s requested audit dates to audit CoTherix, however, CoTherix retains the right to schedule the audits on a timetable that does not interfere with CoTherix’s business and corporate priorities and may determine a date for any given audit that is up to [***]days after the date Asahi requests. During such visits and/or audits Asahi shall have the right to examine all data, documents and records relating to the Product and Active Drug Substance to determine compliance with applicable laws and regulations. Recommendations of Asahi shall be given due consideration by CoTherix and its Affiliates and Sublicensees. Asahi shall be accompanied by an employee or designee of CoTherix at all times during any visit or audit by Asahi hereunder. Any data, documents, records and other information acquired during such visits or audits (and any reports generated for such visits or audits) will be Confidential Information of CoTherix for the purposes of Section 8. Asahi shall provide to CoTherix a written report regarding all such visits or audits, including all activities undertaken, all information collected and all results or conclusions therefrom. All results and conclusions (including all proposed corrective actions) resulting from visits and audits by Asahi hereunder shall be subject to discussion and approval by the Joint Technical Committee. If Asahi requests the audit or Asahi’s participation in an audit that CoTherix would otherwise conduct alone (or solely with an Affiliate, Sublicensee and/or contractor) [***]. For the avoidance of doubt, Asahi shall be responsible for all of its own expenses incurred in conducting any visits or audits under this Section (d)2.3(d).

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

(e) Retention of Regulatory Documentation and Other Preclinical and Clinical Development Related Documentation. CoTherix shall, and shall obligate its Affiliates and Sublicensees, and those contracted research organizations, hospitals, clinical institutions and other facilities contracted or retained by CoTherix, its Affiliates and/or Sublicensees to engage in Clinical Development and/or Preclinical Development of a Product and/or Active Drug Substance in the Territory to, retain, to the extent required to comply with applicable laws and regulations within the Territory, all Regulatory Documentation and other documentation that is (i) related to Clinical Development and/or Preclinical Development of a Product and/or Active Drug Substance in the Territory, and (ii) is required to be retained by applicable laws and regulations within the Territory. If any of CoTherix, its Affiliates and Sublicensees is no longer obligated to retain any portion of such documentation under the applicable laws and regulations, and decides to dispose of any portion of such documentation, CoTherix shall notify Asahi of such intention reasonably in advance of scheduled date of disposal, and, if requested in writing by Asahi within [***] days of such notice, at Asahi’s option, either (I) continue to retain, or obligate such Affiliate or Sublicensee to continue to retain, a part or whole of such documentation as designated by Asahi, or (II) to the extent permitted by applicable law, deliver to Asahi copy of a part or whole of such documentation as designated by Asahi, [***]. With respect to such documentation held at contracted research organizations, hospitals, clinical institutions and other facilities contracted or retained by CoTherix, its Affiliates and/or Sublicensees, CoTherix shall seek to obligate any such entities to make arrangements consistent with the foregoing sentence and, if not able to do so, CoTherix will reasonably facilitate efforts to convince such entities to have such documentation retained for and/or provided to Asahi.

(f) Compliance.

(i) General Case. CoTherix agrees, and shall cause its Affiliates and obligate its Sublicensees to agree, to perform its obligations set forth in this Section 2 in compliance with applicable laws, regulations and guidances, including, without limitation, applicable known and published standards (including GLP, GCP, or equivalents) of the FDA, the European Commission or the Regulatory Agencies of the relevant country or countries where Products are under Development or Commercialization within the Territory. This includes (without limitation) compliance with applicable ICH standards, but does not include compliance with regulatory standards from outside the Territory unless the Parties reach written agreement on a case-by-case basis in a manner consistent with Section 2.3(e) and Section 2.3(f)(ii).

(ii) Specific Agreed Cases. If, in reviewing a clinical protocol or study design, Asahi sees that a change or addition to a protocol or study design could make the data from the trial more useful to Asahi for its purposes outside the Territory (for example, if additional work could make the trial compliant with Japanese regulatory requirements that are more stringent than those of the Territory), then Asahi may propose an addition or change to CoTherix. Asahi may propose this for discussion at a Joint Technical Committee meeting, or may propose this by a written notice to CoTherix in between Joint Technical Committee meetings. The Parties will discuss the matter promptly after Asahi makes its proposal. CoTherix will reasonably consider Asahi’s proposals in this area. If Asahi is willing [***] associated with implementing Asahi’s

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

proposal [***], and the Parties agree in writing to implement the change (with neither Party being required to agree; such agreement can only be a voluntary agreement), then CoTherix shall implement the change in accordance with such written agreement between the Parties. The written agreement shall state specifically the change to be implemented, the specific study to which the changes applies, any additional regulatory standards from outside the Territory that apply to that study, and [***] for making the change (including without limitation the applicable [***]. Other than as requested by Asahi under Section 2.3(e), required under this Section 2.3(f)(ii) of this Agreement or any such written agreements that the Parties enter into (if any), CoTherix is only required in its Development of the Active Drug Substance and Products to comply with regulatory requirements in the Territory, and is not required in its Development of the Active Drug Substance and Products to comply with any regulatory requirements of outside the Territory. CoTherix is entitled to [***].

(g) Asahi Assistance. Asahi agrees to communicate with CoTherix regarding and reasonably considering any necessity to coordinate with CoTherix’s Development, obtaining Regulatory Approval and Commercialization of Products in implementing Asahi’s Development and Commercialization for Products, but Asahi shall not be required to modify such implementation to any greater extent than as would be provided under similar terms and conditions as are applied in Section 2.3(f)(ii) – with the Parties switched for such purpose.

2.4 Regulatory.

(a) IND Filing. Asahi hereby transfers to CoTherix the IND [***] and shall execute and deliver to the FDA a letter in a form approved by CoTherix transferring ownership to CoTherix of the IND [***], and shall execute any other instrument necessary to accomplish the foregoing. Until such time as FDA officially recognizes the transfer of this IND to CoTherix, Asahi shall continue to maintain such IND in good standing and full force and effect, and in particular (but without limitation) shall continue to perform any required adverse event or safety reporting to FDA until such time as FDA will accept such reporting directly from CoTherix. For the avoidance of doubt, the Parties agree that after the date on which such letter transferring ownership is delivered to the FDA, the IND [***] shall become CoTherix Intellectual Property Rights; provided, however, that even after such transfer of ownership to IND [***], any and all data and information that is already contained in or attached to the IND [***]as of the date on which such letter transferring ownership is delivered to the FDA shall remain Asahi Intellectual Property Rights, notwithstanding anything to the contrary provided for herein. In addition to the IND [***], CoTherix shall be responsible for appropriate filing in the name of CoTherix one or more INDs or IND Equivalents with the appropriate Regulatory Agencies covering Clinical Development of Products in the Territory. Regulatory Documentation required for such transfer or filing as described in this Section 2.4 will be translated in accordance with the provisions of Section 2.8.

(b) Regulatory Approval. All Drug Approval Applications in the Territory shall be filed in the name of CoTherix, a CoTherix Affiliate, or a Sublicensee, at CoTherix’s option. CoTherix shall keep Asahi apprised of its progress and the progress of its Affiliates and

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

Sublicensees in obtaining Regulatory Approvals throughout the Territory, and Asahi shall keep CoTherix apprised of its progress and the progress of its Affiliates and licensees in obtaining Regulatory Approval inside and outside the Territory. CoTherix (or, at CoTherix’s option, a CoTherix Affiliate or Sublicensee) shall be the legal and beneficial owners of all Drug Approval Applications in the Territory.

(c) Information Use. CoTherix shall have the right to use [***] all Asahi Intellectual Property Rights made available to CoTherix by Asahi pursuant to Sections 2.1 and2.8, and/or licensed to CoTherix under Section 3.1, for supporting the filing of INDs and IND Equivalents with respect to Products in the Territory, for obtaining or maintaining Regulatory Approval in the Territory, and for supporting Development and Commercialization of Products in the Territory. Further, if required or requested by a Regulatory Agency, or otherwise with Asahi’s prior approval not to be unreasonably withheld, CoTherix may, and shall have the right to, make reference to Regulatory Documentation Controlled by Asahi or its Affiliates with respect to Fasudil Formulations other than Products not addressed by the license to CoTherix under Section 3.1 to the extent necessary or useful for the Development, obtaining Regulatory Approval or Commercialization of Products by CoTherix hereunder. Neither Party shall inaccurately report or misrepresent any clinical data or preclinical data regarding Products or the Active Drug Substance provided to such Party by the other Party in any submissions or filings made with any Regulatory Agency.

(d) Regulatory Strategy. Regulatory strategies in the Territory will be subject to discussion among and consultation with, but not approval by, the Joint Technical Committee. As between the Parties CoTherix will be the primary regulatory contact with FDA, EMEA and other Regulatory Agencies in the Territory for its filings of INDs and IND Equivalents with respect to Products and Drug Approval Applications. Other than as specifically requested by CoTherix in writing or permitted under Section 2.4(e), Asahi and its Affiliates shall not communicate directly or indirectly with Territory Regulatory Agencies regarding Products.

(e) Asahi’s Assistance and Right. When necessary in connection with all INDs and IND Equivalents of Products and Drug Approval Applications being prosecuted by CoTherix under Sections 2.4(a) and (b), Asahi will cooperate with and assist CoTherix to the extent reasonably requested in writing by CoTherix in the preparation of each IND, IND Equivalent or Drug Approval Application, in the prosecution of INDs, IND Equivalents and Drug Approval Applications and in the maintenance of Regulatory Approvals in the Territory, in all cases solely to the extent such activities do not unreasonably interfere with other responsibilities of the relevant personnel. Such assistance shall include, without limitation, the provision of translated documents in accordance with Section 2.8, answering questions of Regulatory Agencies, and participation by Asahi’s representatives in meetings with Regulatory Agencies, in each case as reasonably requested by CoTherix. Such assistance shall be [***]. Notwithstanding the foregoing, CoTherix shall permit Asahi’s representatives to participate in the initial meeting with the FDA regarding the transfer of Asahi’s IND for Product to CoTherix and in the material meetings, including the initial meeting, with the FDA regarding the Carcinogenicity and Safety Studies [***]. Thereafter, in connection with all INDs and IND Equivalents, and Drug Approval

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

Applications referred in Sections 2.4(a) and (b), CoTherix shall provide to Asahi any written minutes of and keep Asahi reasonably informed about CoTherix’s and its Affiliates’ and Sublicensee’s meetings with Regulatory Agencies (such as a Pre-IND meeting) regarding Active Drug Substance and/or Product within the scope of the license to CoTherix. Similarly, Asahi and its Affiliates shall, in connection with all INDs and all IND Equivalents, and Drug Approval Applications for Products, provide to CoTherix any written minutes of and keep CoTherix reasonably informed about Asahi’s and its Affiliates’ and licensees’ meetings with Regulatory Agencies outside the Territory regarding Products. Upon request, Asahi shall also keep CoTherix reasonably informed about Asahi and its Affiliates’ and licensees’ meetings with Regulatory Agencies outside or inside the Territory regarding Fasudil Formulations that are not Products to the extent necessary or useful for the Development or obtaining Regulatory Approval of Products by CoTherix hereunder.

2.5 Formation of Committees.

(a) A committee comprised of three (3) named (by CoTherix in its discretion) representatives of CoTherix and three (3) named (by Asahi in its discretion) representatives of Asahi (the “Joint Technical Committee”) shall be appointed to provide a forum for information sharing and to discuss and, if applicable as expressly provided herein, approve the following matters: Development of the Active Drug Substance and Products by CoTherix in the Territory, the process of undertaking and completing the Development Plan, guidance in the resolution of technical or other issues concerning performance hereunder, resolution of problems and overcoming impediments relating to obtaining Regulatory Approval, including, if necessary, amending the Development Plan, and operational matters during a period from the Effective Date until the date on which Initial Royalty Term expires with respect to all of the Products in all countries within the Territory. This committee will take account of and allow the Parties an opportunity to coordinate, to the extent they both in their discretions desire, Territory matters regarding Products, with Development and Commercialization of Products outside the Territory. With respect to Commercialization of Products, the Joint Technical Committee shall provide a forum to discuss Commercialization activities, and the function of the forum shall be limited to the exchange of information, rendering of mutual assistance and as expressly specified in this Agreement. Regular meetings of the Joint Technical Committee shall be held at least once a half calendar year at places or in such form as the members of the Joint Technical Committee shall agree, and may take place in person or by conference call or video conference. At such regular meetings, members of the Joint Technical Committee shall exchange progress reports of the Development of Products by CoTherix and/or Asahi and make any necessary decision relating to the Development of Products by CoTherix and/or Asahi (if and solely to the extent empowered to make a decision by another explicit provision of this Agreement). Each Party may also call a special meeting of the Joint Technical Committee upon fifteen (15) days prior written notice (to be held by video conference or teleconference unless the Parties otherwise agree) for the purpose of addressing any issues that merit discussion and/or approval prior to the next scheduled regular meeting. Each member of the Joint Technical Committee shall have the right to have other employees of the same Party or consultants to such Party (with the advance permission of the other Party not to be unreasonably withheld and subject to such consultant agreeing to be bound by confidentiality obligations not less restrictive than those in Section 8 hereof) present at and participating in any Joint Technical Committee meeting.

(b) Without limiting the generality of the foregoing Section 2.5(a), the authorities of the Joint Technical Committee are anything expressly delegated to it in this Agreement and:

(i) discussion and approval of proposed amendment or update to the Development Plans as and to the extent described in Section 2.3(a) (and subject to the requirements as stated in that Section as to amendments or updates [***],

(ii) discussion of study designs and protocols as described in Section 2.3(c),

(iii) discussion of proposed amendment of study designs and protocols to accommodate Asahi’s needs as described in Section 2.3(f)(ii); provided that this does not imply any limitations not explicitly stated in such Section regarding CoTherix,

(iv) discussion of regulatory strategies to the extent described in Section 2.4(d),

(v) making the election for patent term restoration for Joint Patents as described in Section 6.2(d),

(vi) determination on the whether a license is Necessary with respect to a Third Party Patent as described in Section 6.5(a),

(vii) discussing CMC/Process Development of Products and Active Drug Substance as described in Section 7.1(b),

(viii) determination on earlier manufacture of Oral Product and/or Active Drug Substance by CoTherix as described in Sections 7.2(b) and (c),

(ix) approval of Specification of Active Drug Substance and Oral Product as described in Section 7.3(a),

(x) approval of change of manufacturing sites as described in Section 7.5(c),

(xi) approval of Master Formulae and Specification of the Active Drug Substance and Products as described in Section 7.5(d), and

(xii) discussion of publication strategy as described in Section 8.5.

(c) The Joint Technical Committee shall form any other sub-committees that the Parties believe will be necessary or useful to carry out the objectives set forth in this Agreement.

(d) Notwithstanding the creation of the Joint Technical Committee and any other sub-committees formed by the Joint Technical Committee, each Party shall retain the rights, powers and discretion granted to it hereunder, and neither the Joint Technical Committee nor any

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

other sub-committees formed by the Joint Technical Committee shall be delegated or vested with any such rights, powers or discretion unless such delegation or vesting is expressly provided for herein or the Parties expressly so agree in writing, which writing references this Section 2.5 and Section 13.13 of this Agreement. Neither the Joint Technical Committee nor any sub-committee formed by the Joint Technical Committee shall have the power to amend, modify, or waive compliance with this Agreement, which may be amended or modified only as provided in Section 13.13 and waived only as provided in Section 13.7. The Joint Technical Committee has only those rights explicitly provided for it in this Agreement and has no implied rights to approve or delay those matters that it is empowered to discuss but for which no explicit right to approve or delay is provided.

(e) Conclusions and decisions of the Joint Technical Committee or any sub-committees formed by the Joint Technical Committee (within the scope of such Joint Technical Committee’s or sub-committees’ decision-making or concluding authority) shall be made by unanimous agreement of the members with each Party’s representatives. (For this purpose, each Party shall cause all of its representatives on the Joint Technical Committee to present a single, unified position.) Should it prove impossible to obtain such unanimous agreement, the disputed matter will be referred promptly to the Chief Executive Officer (“CEO”) of each Party (or to a designee of either such CEO with authority to resolve such disputed matter) for resolution. Any final decision mutually agreed by the CEOs shall be conclusive and binding on the Parties. If the CEOs are unable to resolve such matter within sixty (60) days after such matter is first referred to them, such matter will be finally settled and resolved by arbitration in accordance with Section 13.10(b).

2.6 Investigator-sponsored Studies in the Territory. If either party or any of its Affiliates or Sublicensees (licensees) is asked by a Third Party clinical investigator for cooperation in an Investigator-sponsored study (“ISS”) of a Fasudil Formulation in any indications in the Territory, the Party shall promptly notify the other Party for discussion. With regard to the ISS of a Fasudil Formulation in any indications other than those within the CoTherix Licensed Fields, Asahi shall determine, and with regard to the ISS of a Fasudil Formulation in any indications within the CoTherix Licensed Fields, CoTherix shall determine, at their respective sole discretion, whether the Parties should cooperate with the Third Party clinical investigator in such ISS, and be solely responsible for managing such ISS. If reference to the IND [***],or INDs or IND Equivalents of Products or Drug Approval Application filed by CoTherix or its Affiliates or Sublicensees in accordance with Section 2.4 is necessary for such ISS, CoTherix shall agree, or cause its Affiliates and obligate its Sublicensees to agree, to permit such reference by the Third Party clinical investigator.

2.7 Trademarks and Markings. CoTherix shall be entitled, at its own responsibility and cost, to register and maintain such trademarks in the countries within the Territory as CoTherix deems appropriate or desirable for the Product (collectively, “Trademarks”). CoTherix may also permit a CoTherix Affiliate or a Sublicensee to do so. As between the Parties, CoTherix shall own the Trademarks and all good will associated with them. CoTherix shall also be entitled to decide, in addition to the Trademarks, what corporate names and logos and patent markings (if any) to include on the Product and promotional materials, packaging and labeling therefor (or may permit its Affiliate or a Sublicensee to make the decision).

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

If the law of any jurisdiction in the Territory requires that Asahi be identified on any of the foregoing items as the licensor of the Product, Asahi hereby grants CoTherix the right to use and display Asahi’s corporate name and logo as and to the extent required by the law.

2.8 Information and Reports during Development and Commercialization. CoTherix and Asahi will disclose and make available to each other [***] all CMC/Process Development reports and preclinical, clinical and regulatory information, including copies of all preclinical and clinical reports resulting from Preclinical Development and Clinical Development, known by (with a right to disclose) or developed by or for CoTherix (or its Affiliates or Sublicensees) or Asahi, directly concerning Active Drug Substance and each Product when and as such Information becomes available to it at any time during the term of this Agreement. Each Party shall own and maintain its own database of data accumulated from all CMC/Process Development of Active Drug Substance and each Product, preclinical trial data accumulated from all Preclinical Development of Active Drug Substance and each Product, clinical trial data accumulated from all Clinical Development of each Product and adverse drug reaction information for each Product. At the option of the requesting Party, such data shall be provided in a computer readable format by the providing Party, to the extent available. Asahi and its Affiliates shall use reasonable efforts to supply CoTherix with information and data regarding Development and Regulatory Approval of the other Fasudil Formulations not addressed by the foregoing to the extent necessary or useful for the Development or Regulatory Approval of Products by CoTherix hereunder. Without limiting the foregoing, each Party shall supply to the other the Information required by the other Party and requested by it (either as a routine practice or as a specific request) for purposes of compliance with direct regulatory requirements and, if requested by CoTherix, shall be provided to CoTherix in English. [***]. CoTherix shall not be under any obligation to translate for Asahi any Information provided by CoTherix.

2.9 Adverse Drug Reactions.

(a) Asahi shall be responsible for initial, follow-up and/or periodic submission to government agencies of significant information on each Product from preclinical laboratory, animal toxicology and pharmacology studies and Preclinical Development until such time as the FDA accepts any required adverse event or safety reporting directly from CoTherix in accordance with Section 2.4(a). On and after such date, CoTherix shall be responsible for initial, follow-up and/or periodic submission, as required by applicable law, to Regulatory Agencies in the Territory of safety information and adverse drug experience reports, and Asahi shall submit such information to CoTherix for submission by CoTherix to such Regulatory Agencies.

(b) Each Party agrees, in connection with investigational Products, to transmit to the other Party within five (5) Business Days of receipt by a Party’s central safety department or equivalent of a report of a Serious Adverse Drug Experience; provided that transmission time limit for a report of any Serious Adverse Drug Experience other than a “serious adverse drug

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

reaction” shall be addressed in the pharmacovigilance agreement to be adopted by the Parties in accordance with subsection (c) below. Each Party agrees, in connection with other investigational Fasudil Formulations, to transmit to the other Party as soon as possible (and, in any event, within fifteen (15) Business Days of receipt by Party’s central safety department or equivalent, or such earlier time period as may be required for the other Party to comply with applicable laws and regulations) any report of a Serious Adverse Drug Experience.

(c) Promptly following the execution of this Agreement, the Parties will adopt a pharmacovigilance agreement to govern the investigation of and action to be taken with regard to Fasudil Formulation-related adverse drug experience reports (from both clinical studies and marketing experience), such that each of the Parties can comply with its legal obligations worldwide. The pharmacovigilance agreement will: (i) include arrangements for the exchange of non-serious cases, Periodic Safety Update Reports, Periodic Reports and answers to safety-related queries by Regulatory Agencies; and (ii) be promptly amended as changes in legal obligations require or as otherwise agreed to by the Parties. The Parties will put this in place within ninety (90) days after the Effective Date. The pharmacovigilance agreement may provide for faster or more detailed reporting than stated in Section 2.9(b). A party shall not withhold its agreement to the other Party’s request for such pharmacovigilance agreement to contain required reporting of the scope and speed required to permit the requesting Party to comply with its legal obligation.

SECTION 3: LICENSES

3.1 License Grant to CoTherix. Under the terms and conditions herein set forth, Asahi (on behalf of itself and its Affiliates) hereby grants to CoTherix and its Affiliates a sole and exclusive (even as to Asahi and its Affiliates) license and right, with a right to sublicense (which sublicenses shall be [***]consistent with the license granted to CoTherix):

(a) under the Asahi Intellectual Property Rights,

(i) to use, research, develop, market, offer to sell, sell, distribute, import for sale, and otherwise dispose of Products in the Territory, and

(ii) to manufacture, have manufactured and import Products – and Active Drug Substance solely for the purpose of manufacturing or having manufactured Products – inside the Territory; and

(b) to make reference to any Regulatory Documentation with respect to any Product (whether prepared or filed inside or outside the Territory) that are Controlled by or come within the Control of Asahi or its Affiliates during the term of this Agreement:

(i) to use, research, develop, market, offer to sell, sell, distribute, import for sale, and otherwise dispose of Products in the Territory; and

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

(ii) to manufacture, have manufactured and import Products – and Active Drug Substance solely for the purpose of manufacturing or having manufactured Products – inside the Territory.

CoTherix shall be solely responsible for its Affiliates’ performance under this Agreement. CoTherix shall be responsible for any breach of this Agreement by its Affiliates, which shall be considered a breach by CoTherix. If CoTherix or its Affiliates grants a sublicense to a Sublicensee under this Section 3.1, CoTherix and its Affiliates shall include in its contract granting the sublicense the requirement that the Sublicensee comply with the applicable terms and conditions of this Agreement. The grant of any such sublicense shall not relieve CoTherix and its Affiliates of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Sublicensee.

3.2 CoTherix Option.

(a) Grant. Under the terms and conditions herein set forth, Asahi hereby grants CoTherix an option right to add CoTherix Option Fields to CoTherix Licensed Fields under the financial conditions set forth in Exhibit E attached hereto and the other terms and conditions of this Agreement, in accordance with Section 3.2(c) below (“CoTherix Option”). The CoTherix Option is exercisable only during the one (1) year period from the Effective Date (as may be extended as provided below, the “CoTherix Option Period”); provided that CoTherix may extend the CoTherix Option Period for an additional one (1) year period (i.e., to the second anniversary of the Effective Date) by giving Asahi a written notice by at least one (1) month before the expiration of the original CoTherix Option Period and paying the additional option fee for the second year as set forth in subsection (b) below. CoTherix Option Period shall be allowed to be extended only once and shall never be longer than two (2) years from the Effective Date.

(b) Option Fee. In consideration of the CoTherix Option, CoTherix shall pay to Asahi an option fee of two hundred and fifty thousand U.S. dollars (USD $250,000) within [***] from the Effective Date. In addition, CoTherix shall, if it chooses to initially extend the CoTherix Option Period for one (1) year, pay to Asahi [***]. The option fees shall be creditable to the upfront fee set forth in Exhibit E.

(c) Exercise of CoTherix Option. During the CoTherix Option Period, CoTherix may at any time exercise the CoTherix Option by giving Asahi a written notice thereof. If CoTherix exercises the CoTherix Option, then effective immediately as of the date of Asahi’s receipt of the upfront fee as set forth in paragraph 1 of Exhibit E, (i) all of the CoTherix Option Fields shall thereupon automatically become part of the CoTherix Licensed Fields for all purposes under this Agreement, (ii) the financial terms set forth in paragraphs 2 through 4 in Exhibit E hereto shall apply and be incorporated into Section 5 hereof (with the applicable terms of Section 5 being applied thereto), (iii) the obligation on CoTherix under Section 2.2 (b)(i) shall be expanded to include an obligation on CoTherix to devote Commercially Reasonable Efforts to Develop at least one Product for one (or more to the extent Commercially Reasonable to do so) indications within the CoTherix Option Fields for each Major Market country within the Territory in which it is

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

Commercially Reasonable to do so (and, for the avoidance of doubt, the provisions of 2.2 (b)(ii) and (iii) shall apply to such Product in accordance with their terms), and (iv) CoTherix shall prepare and propose to the Joint Technical Committee a Development Plan pursuant to Section 2.3 (a) consistent with the foregoing Commercially Reasonable Efforts obligation in (iii) above.

3.3 License Grant to Asahi.

(a) Under the terms and conditions herein set forth, CoTherix (on behalf of itself and its Affiliates and Sublicensees) hereby grants to Asahi [***] an exclusive (even to CoTherix and its Affiliates and Sublicensees) license and right, with a right to sublicense (which shall be [***]consistent with the license granted to Asahi):

(i) under CoTherix Intellectual Property Rights to use, research, develop, manufacture, have manufactured, market, offer to sell, sell, distribute, import for sale, and otherwise dispose of Fasudil Formulations and/or Active Drug Substance in the Asahi Licensed Indications outside the Territory; and

(ii) to make reference to any Regulatory Documentation of Products and/or Active Drug Substances (including IND [***]) that are Controlled by or come, through activities under this Agreement to Develop and Commercialize Product and/or Active Drug Substance, within Control of CoTherix or any of its Affiliates or Sublicensees to use, research, develop, manufacture, have manufactured, market, offer to sell, sell, distribute, import for sale, and otherwise dispose of Fasudil Formulations in the Asahi Licensed Indications outside the Territory.

(b) Under the terms and conditions herein set forth, CoTherix hereby grants to Asahi a sole and exclusive license, with a right to sublicense (which shall be [***] consistent with the license granted to Asahi), for [***] to use, research, develop, manufacture, have manufactured, market, offer to sell, sell, distribute, import for sale, and otherwise dispose of Fasudil Formulations and/or Active Drug Substance in the Asahi Licensed Indications outside the Territory; provided, however, that [***] with respect to any Fasudil Formulation sales [***], and, further, that [***] of the relevant Fasudil Formulation, the manufacture, use or sale of which by Asahi or its Affiliate or sublicensee is Covered at the time of sale by a Valid Claim of the CoTherix [***] Patents. Alternatively and at CoTherix’s option, CoTherix may choose to offset such royalty payments due to CoTherix, against payment due from CoTherix to Asahi under this Agreement.

If Asahi grants a sublicense to a sublicensee under this Section 3.3, Asahi shall include in its contract granting the sublicense the requirement that the sublicensee comply with the applicable terms and conditions of this Agreement. The grant of any such sublicense shall not relieve Asahi of its obligations under this Agreement, except to the extent they are satisfactorily performed by such sublicensee. CoTherix retains all rights under the CoTherix Intellectual Property Rights and CoTherix [***] Patents that are not granted to or promised to CoTherix under this Agreement.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

3.4 Registration of License. With respect to the licenses under Patents granted to either Party (the “Licensed Party”) by the other Party (the “Licensing Party”) under this Section 3, the Licensing Party agrees that the Licensed Party may, if available, register such licenses with the patent offices of any country in which the Licensed Party is granted such licenses. The Licensed Party shall [***] prepare and deliver to the Licensing Party such instruments and other documents necessary and in proper form for such registration. The Licensing Party shall execute and return to the Licensed Party such appropriate instruments and documents within [***] days from the receipt thereof. The [***] Party shall [***]of any registrations under this Section 3.4. The Licensed Party shall accommodate all reasonable requests of the Licensing Party to effect such registrations in a manner that does not disclose the non-public, sensitive terms of this Agreement.

3.5 Third Party Trial and Research Information and Inventions. In connection with the Development of Fasudil Formulations, each Party will use reasonable efforts to require any Third Parties under sponsored research, material transfer, contract research, clinical trial and similar agreements to grant sufficient rights (by license, assignment or otherwise) under any intellectual property, including data and information, generated under such agreements, and to provide such intellectual property, data and information for use within the scope CoTherix’s license under Section 3.1 (if the Party is Asahi) and for use within the scope Asahi’s license under Section 3.3 (if the Party is CoTherix) to the other Party under this Agreement (subject to the terms hereof).

SECTION 4: ASAHI DEVELOPMENT / EXCEPTIONS TO EXCLUSIVITY / FUTURE COLLABORATIONS

4.1 Asahi’s Development; Retained Rights. CoTherix shall acknowledge that Asahi retains the right under Asahi Intellectual Property Rights to conduct Development and Commercialization for a Fasudil Formulation (a) in any fields in any countries of the world that are outside the Territory and (b) in any fields except for the CoTherix Licensed Fields inside the Territory. CoTherix agrees to communicate with Asahi regarding and reasonably considering any necessity to coordinate with such Asahi’s Development and Commercialization in implementing CoTherix’s Development and Commercialization for Products under this Agreement, but CoTherix shall not be required to modify such implementation to any greater extent than provided for under any agreement between the Parties entered into under Section 2.3(e) and Section 2.3(f)(ii). Asahi also retains all rights under the Asahi Intellectual Property Rights that are not granted to or promised to CoTherix under this Agreement.

4.2 Asahi Covenants Regarding Activities outside CoTherix Licensed Fields.

(a) Notwithstanding the foregoing Section 4.1, Asahi hereby covenants that, during the CoTherix Option Period, and thereafter during the term of this Agreement only if the CoTherix Option is exercised pursuant to Section 3.2, it and its Affiliates shall not, under Asahi Intellectual Property Rights, directly by their own activities or indirectly by Third Party activities that they license (including without limitation by granting any license, option, covenant not to sue or other

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

similar right) or otherwise support (including without limitation by supplying Active Drug Substance or Fasudil Formulations), Develop for or in the Territory or Commercialize in the Territory any Oral Products or Inhaled Products in the CoTherix Option Fields, subject to Sections 2.6 and 4.5. Without limiting the foregoing, Asahi shall not, during the period described above, grant any rights or licenses, or enter into any agreements, that would be inconsistent with, or restrict or limit, the rights to be provided to CoTherix, its Affiliates and Sublicensees under the CoTherix Option.

(b) Further notwithstanding the foregoing Section 4.1, Asahi hereby covenants that, during the Term of this Agreement, without first obtaining CoTherix’s advance written consent, it and its Affiliates shall not, under Asahi Intellectual Property Rights, directly by their own activities or indirectly by Third Party activities that they license (including without limitation by granting any license, option, covenant not to sue or other similar right) or otherwise support (including without limitation by supplying Active Drug Substance or Fasudil Formulations), Develop for or in the Territory or Commercialize in the Territory any Fasudil Formulations in the Stable Angina and Pulmonary Hypertension indications, subject to Section 4.5. For the avoidance of doubt, Asahi’s covenant set forth in this subsection (b) shall never extend to any indications other than Stable Angina indication and Pulmonary Hypertension indication regardless of whether the CoTherix Option set forth in Section 3.2 is exercised or not.

4.3 Information Use; Outside the Territory. Asahi shall have the right to use, [***] all CoTherix Intellectual Property Rights made available to Asahi by CoTherix pursuant to Section 2.8, for supporting the filing of IND Equivalents of a Fasudil Formulation in the Asahi Licensed Indications outside the Territory, for obtaining or maintaining Regulatory Approvals of such Fasudil Formulation in the Asahi Licensed Indications outside the Territory, and for supporting Development and Commercialization of such Fasudil Formulation in the Asahi Licensed Indications outside the Territory.

4.4 CoTherix Assistance; Outside the Territory. In connection with all IND Equivalents and Drug Approval Applications of any Fasudil Formulation in the Asahi Licensed Indications being prosecuted by Asahi under Section 4.3, CoTherix shall cooperate with and assist Asahi to the extent reasonably requested by Asahi in the preparation of each such IND Equivalent or Drug Approval Application, in the prosecution of such IND Equivalents and Drug Approval Applications and in the maintenance of Regulatory Approvals, in all cases solely outside the Territory and in all cases solely to the extent such activities do not unreasonably interfere with other responsibilities of the relevant personnel. Such assistance shall include, without limitation, answering questions of regulatory authorities and participation by CoTherix, its Affiliates and/or its Sublicensees representatives in meetings with Regulatory Agencies, in each case as reasonably requested by Asahi. Such assistance shall be [***]. Asahi or its Affiliates, licensees or distributors shall be the legal and beneficial owner of all Drug Approval Applications outside the Territory.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

4.5 Exempted Activities; Activities Within the Territory of the Other Party.

(a) Manufacture within the Territory of the Other Party. Notwithstanding anything to the contrary set forth herein, Asahi may, under Asahi Intellectual Property Rights and CoTherix Intellectual Property Rights, manufacture or have manufactured, any Fasudil Formulations and Active Drug Substance inside the Territory for the sole purpose of supplying them for use or sale outside the Territory (with respect to CoTherix Intellectual Property Rights, solely within the Asahi Licensed Indications and with respect to Asahi Intellectual Property Rights, in any indications), and CoTherix may, under Asahi Intellectual Property Rights and CoTherix Intellectual Property Rights, manufacture or have manufactured, any Products—or any Active Drug Substance solely for the purpose of manufacture or having manufactured any Products—outside the Territory, for the sole purpose of supplying them for use or sale inside the Territory (with respect to Asahi Intellectual Property Rights, solely within the CoTherix Licensed Fields and with respect to CoTherix Intellectual Property Rights, in any fields).

(b) Development within the Territory of the Other Party. Notwithstanding anything to the contrary set forth herein, Asahi may: (i) conduct Development of any Fasudil Formulations under Asahi Intellectual Property Rights, and make reference to any Regulatory Documentation that are Controlled by or come within Control of Asahi or any of its Affiliates or licensees inside the Territory for the sole purpose of supporting Development and Commercialization of such Fasudil Formulations outside the Territory; and (ii) conduct Development of any Fasudil Formulations in the Asahi Licensed Indications under CoTherix Intellectual Property Rights, and make reference to any Regulatory Documentation of Products and/or Active Drug Substance that are Controlled by or come within Control of CoTherix or any of its Affiliates or Sublicensees in the Asahi Licensed Indications inside the Territory for the purpose mentioned in the foregoing subsection (i); provided, however, that if the intended Development of the Fasudil Formulations is in the Asahi Licensed Indications (or in the CoTherix Option Fields, only to the extent that Asahi conducts such Development before the CoTherix Option Period expires without the CoTherix Option being exercised) excluding in any case the Development of Fasudil Formulations other than Oral Product or Inhaled Product in the indications other than Pulmonary Hypertension indication and Stable Angina indication, Asahi shall first obtain CoTherix’s prior written approval. Asahi’s obligation to first obtain CoTherix approval under the foregoing sentence shall [***]. Prior to initiating each set of Development activities for a given Fasudil Formulation within the Territory, Asahi shall first provide prior notice to CoTherix and provide CoTherix with a reasonable opportunity to identify and discuss with Asahi any concerns with respect thereto (without any requirement or right of approval by CoTherix, except as expressly provided for in this Agreement). CoTherix will not conduct Development of any Product outside the Territory for any purpose.

4.6 Asahi’s Option Right. If, during the term of this Agreement, Asahi wishes to be granted an exclusive license and right, with or without a right to sublicense, under CoTherix Intellectual Property Rights, and/or to make reference to any Regulatory Documentation (including IND [***]) of Products and/or Active Drug Substance that are Controlled by or come within Control of CoTherix or any of its Affiliates or Sublicensees during the term of this

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

Agreement; in each case to use, research, develop, manufacture, have manufactured, market, offer to sell, sell, distribute, import for sale, and otherwise dispose of a Fasudil Formulation in Asahi Option Indications or, if the CoTherix Option Period expires without the CoTherix Option being exercised, in any indications other than Pulmonary Hypertension and Stable Angina and Asahi Option Indications, inside (for the avoidance of doubt, subject to Section 4.2(b)) or outside the Territory, Asahi shall so notify CoTherix in writing, and CoTherix shall submit to Asahi a written proposal outlining the substantive business terms and conditions of such license and right within [***] from receipt of Asahi’s proposal. Both Parties agree to negotiate in good faith and exercise fair dealing towards a final agreement within [***]from the date Asahi receives the first CoTherix’s proposal. In the event the Parties fail to enter into such an agreement within such [***] period, CoTherix shall have the right to negotiate or enter into such an agreement or any other agreement with respect to or for any of the foregoing licenses and/or rights of reference with any other party.

SECTION 5: PAYMENTS

5.1 Upfront fee. In consideration of the rights and licenses granted to CoTherix by Asahi under this Agreement, CoTherix shall pay to Asahi an upfront fee of eight and one-half million U.S. dollars (USD $8,500,000) within five (5) Business Days from the Effective Date; provided that the payment of five hundred thousand U.S. dollars (USD $500,000), which CoTherix paid to Asahi upon the execution of the Exclusive Negotiation Agreement, shall be credited toward the upfront fee, and the upfront fee due within [***] after the signing of this Agreement shall be eight million U.S. dollars (USD $8,000,000).

5.2 Milestone Payments. In further consideration of the rights and licenses granted to CoTherix by Asahi under this Agreement, CoTherix shall make the following one-time milestone payments to Asahi upon solely the first achievement of each of the milestones set forth below, such payments to be due on the timing after such achievement as stated below.

(a) Development Commencement, Drug Approval Application and Regulatory Approval Milestones. CoTherix shall make the following milestone payments to Asahi within [***] after the date upon which the applicable milestone has been first achieved by or on behalf of CoTherix, any Affiliate of CoTherix or any Sublicensee:

(i) The sum of [***] upon the first dosing of a patient properly enrolled in a Phase 3 Clinical Trial of a Product conducted by CoTherix or its Affiliates or Sublicensees either in the Stable Angina Field or the PH Field in the Territory, whichever comes first.

(ii) The sum of [***] upon the first acceptance by the FDA of a Drug Approval Application for Regulatory Approval to legally sell Product as a pharmaceutical (i.e., an NDA, not any application for a site or manufacturing license) filed by CoTherix or its Affiliates or Sublicensees in the U.S. for an Oral Product in the Stable Angina Field.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

(iii) The sum of [***]upon the first acceptance by the FDA of a Drug Approval Application for Regulatory Approval to legally sell Product as a pharmaceutical (i.e., an NDA, not any application for a site or manufacturing license) filed by CoTherix or its Affiliates or Sublicensees in the U.S. for the first of either an Oral Product or an Inhaled Product in the PH Field.

(iv) The sum of [***] upon the first NDA grant by the FDA in the U.S. of an Oral Product in the Stable Angina Field.

(v) The sum of [***] upon the first NDA grant by the FDA in the U.S. of an Oral Product in the PH Field.

(vi) The sum of [***] upon the first NDA grant by the FDA in the U.S. of an Inhaled Product in the PH Field.

(b) Revenue Milestones. CoTherix shall make the following milestone payments to Asahi within [***] after the date upon which the applicable milestone has been achieved:

(i) The sum of [***] upon the end of the first calendar year in which annual Net Sales of Oral Products and Inhaled Products combined in the PH Field first exceeds [***] within the Territory.

(ii) The sum of [***] upon the end of the first calendar year in which annual Net Sales of Oral Products in the Stable Angina Field first exceeds [***] within the Territory.

(iii) The sum of [***] upon the end of the first calendar year in which annual Net Sales of Oral Products and Inhaled Products combined in the PH Field first exceeds [***] within the Territory.

(iv) The sum of [***] upon the end of the first calendar year in which annual Net Sales of Oral Products in the Stable Angina Field first exceeds [***] within the Territory.

(v) The sum of [***] upon the end of the first calendar year in which annual Net Sales of Oral Products and Inhaled Products combined in the PH Field first exceeds [***] within the Territory.

(vi) The sum of [***] upon the end of the first calendar year in which annual Net Sales of Oral Products in the Stable Angina Field first exceeds [***] within the Territory.

(vii) The sum of [***]upon the end of the first calendar year in which annual Net Sales of Oral Products and Inhaled Products combined in the PH Field first exceeds [***] within the Territory.

Allocation of Net Sales to the Stable Angina Field and PH Field shall be made by reference to IMS data (or if IMS no longer exists by reference to an at-least-as-reliable data source).

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

5.3 Royalties. In further consideration of the rights and licenses granted to CoTherix by Asahi under this Agreement, CoTherix shall pay to Asahi royalties of [***] (the “Royalty Percentage”) on total Net Sales of Products in the Territory, subject to reduction and offset as provided in the remainder of this Section 5 (including without limitation by reference to the royalty of offset of Section 6.5). The Royalty Percentage and corresponding royalty shall not apply multiple times to the same Net Sales, regardless of the number of Valid Claims of Asahi Patents (beyond one) that Cover the Product.

5.4 Initial Royalty Term. All royalties payable by CoTherix to Asahi pursuant to Sections 5.3 shall be paid, on a country-by-country and a Product-by-Product basis, during a period from the date of the First Commercial Sale by CoTherix or its Affiliates or Sublicensees of such Product in a particular country until the latest of (a) [***] from the First Commercial Sale of such Product in such country, (b) the last to expire of any (or the earliest date on which there exists no) Valid Claim of Asahi Patents (excluding Joint Patents and [***] Patents) that Covers such Product in such country, or (c) the loss of (or the earliest date on which there exists no) regulatory market exclusivity for such Product in such country (including orphan drug status or its foreign equivalent; but, for the avoidance of doubt, excluding merely holding the only Regulatory Approval in such country when Third Parties are eligible to apply for and obtain a Regulatory Approval for such Product) (“Initial Royalty Term”).

5.5 Subsequent Royalties.

(a) If, in a particular country and with respect to a given Product, subsequent to the Initial Royalty Term, there exists at least one Valid Claim of a Joint Patent that Covers such Product in such country, CoTherix shall pay to Asahi royalties of [***] on Net Sales of any such Product that is Covered at the time of sale by a Valid Claim of a Joint Patent in the country of sale, subject to reduction as provided in Sections 5.6, 5.7 and 6.5 (but in any event subject to [***] as set forth in the last sentence of Section 5.6(c)). All royalties payable by CoTherix to Asahi pursuant to this Section 5.5(a) shall be paid, on a country-by-county and a Product-by-Product basis, during period following the Initial Royalty Term with respect to the relevant Product in the relevant country until the last to expire of any Valid Claim of Joint Patent that Covers such Product in such country.

(b) If, in a particular country and with respect to a given Product, subsequent to the Initial Royalty Term, there exists at least one Valid Claim of a [***] Patent, but no Valid Claim of the Joint Patents, that Covers such Product in such country, CoTherix shall pay to Asahi royalties of [***] on Net Sales of any such Product that is Covered at the time of sale by a Valid Claim of a [***] Patent in the country of sale, subject to reduction as provided in Sections 5.6, 5.7 and 6.5 [***]. All royalties payable by CoTherix to Asahi pursuant to this Section 5.5(b) shall be paid, on a country-by-county and a Product-by-Product basis, during period following the Initial Royalty Term, and, if any, following the royalty payment period pursuant to Section 5.5 (a) with respect to the relevant Product in the relevant country until the last to expire of any Valid Claim of [***] Patent that Covers such Product in such country.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

5.6 Competitive Products/Royalty Reduction.

(a) If, during the Initial Royalty Term set forth in Section 5.4, there is a Product in a country in the Territory to which the following conditions are met, then for such Product in such country the Royalty Percentage set forth in Section 5.3 shall be reduced [***] (such royalty reduction shall be applied on a country-by-country and a Product-by-Product basis):

(i) there are sales by a Third Party (other than Sublicensees) of a Generic Product in the relevant country that have not been excluded by the presence of any Asahi Patents in such country (if any exist in such country; without implying any obligation to assert them; and with the reduction remaining available even if no such Patents exist in such country); and

(ii) CoTherix’s Net Sales of such Product in the same category of dosage form pharmaceutical (i.e., oral or inhaled, as the case may be) as the Third Party’s Generic Product in such country are [***]. The “Base Net Sales” for calculating the said reduction will be the [***]. Furthermore, the reduction in royalty will be effective [***].

(b) If, during the Initial Royalty Term set forth in Section 5.4, there is a Product in a country in the Territory to which the following conditions are met, then for such Product in such country the Royalty Percentage set forth in Section 5.3 shall be reduced [***] (such royalty reduction shall be applied on a country-by-country and a Product-by-Product basis):

(i) there are sales by a Third Party (other than Sublicensees) of a Generic Product that have not been excluded by the presence of any Asahi Patents in such country (if any exist in such country; without implying any obligation to assert them; and with the reduction remaining available even if no such Patents exist in such country); and

(ii) CoTherix’s Net Sales of such Product in the same category of dosage form pharmaceutical (i.e., oral or inhaled, as the case may be) as the Third Party’s Generic Product in such country are [***]. The reduction in royalty will be effective [***].

(c) If, during the royalties payment periods set forth in Section 5.5, there is a Product in a country in the Territory to which the conditions set forth in Sections 5.6(a) or (b) are met (except, for such purpose, the references to [***] therein shall refer to [***] for such product in such country the [***] (such royalty reduction shall be applied on a country-by-country and a Product-by-Product basis). [***] (except, for such purpose, the references to [***] therein shall refer to the [***] with respect to the [***] with respect to the [***].

5.7 Royalty Step Down. Upon expiration of the Initial Royalty Term and, if applicable, the expiration of the royalty payment periods set forth in Sections 5.5(a) and (b), with respect to a Product in a country within the Territory, CoTherix shall pay [***] of the applicable Product in such country in consideration of the license of Asahi Intellectual Property Rights

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

(excluding Asahi Patents). In such event, the right of CoTherix to deduct from the royalties under Section 6.5(c) shall no longer apply to the Product in such country, and CoTherix shall retain responsibility for, and indemnify Asahi from, the payment of all applicable royalties owed to a Third Party on account of the manufacture, use or sale of the Product in such country solely as and to the extent set forth in Section 12.

5.8 Royalty Reports and Payments. CoTherix shall make royalty payments to Asahi within [***] after the end of each calendar quarter in which Net Sales occurred. A report summarizing the Net Sales of each Product during the relevant quarter on a country-by-country basis (including, without limitation, calculation bases for the Net Sales of a Product if sold in conjunction with another active ingredient or an inhaler or other device as to be a Combination Product, and reconciliation amounts recorded as deductions or exclusions from Net Sales with respect to sales made in previous periods) shall be delivered to Asahi within [***] following the end of each calendar quarter for which royalties are due.

5.9 Payments; Interest. Any payments due under this Agreement shall be due on such date as specified in this Agreement and, in the event such date is not a Business Day, then the next succeeding Business Day. Any failure by either Party to make a payment due to the other Party hereunder within [***] after the date when due shall obligate such paying Party to pay computed interest to the other Party, the interest period commencing on [***] after the date written notice of non payment is received by the paying Party from the other Party and ending on the payment date, at a rate per annum equal to the prime rate for one month quoted on the due date by the Wall Street Journal [***]. The interest rate shall be adjusted monthly and interest shall be compounded monthly in arrear. In addition, interest shall be computed on the basis of a 365 day year actual days elapsed, and shall be due and payable on the tender of the underlying principal payment.

5.10 Taxes. The royalties, milestones and other amounts payable by CoTherix to Asahi pursuant to this Agreement shall not be reduced on account of any taxes unless required by applicable laws or regulations. If laws or regulations require that taxes be withheld, CoTherix will (a) deduct those taxes from the remittable royalty, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to Asahi within [***] of receipt of confirmation of payment from the relevant taxing authority. CoTherix agrees to make all lawful and reasonable efforts to minimize such withholding taxes to Asahi provided that such efforts do not have tax consequences for and are not otherwise to the detriment of CoTherix.

5.11 Payment Currency. Payments by CoTherix under this Agreement shall be paid to Asahi in U.S. dollars, by wire transfer of immediately available funds to an account at a commercial bank designated by Asahi, which designation is to be made at least ten (10) Business Days before payment is due. Where payments are based on Net Sales in countries other than the member states of the U.S. dollar, the amount of such payments expressed in the currency of each country shall be converted into U.S. dollar at the average exchange rate of the applicable calendar quarter (calculated based on [***](or, if a published rate is not available on any such day, the next day on which such published rate is available)), applied to the Net Sales of such calendar quarter. The applicable exchange rate shall equal [***] as set forth in the Wall Street Journal. If not available, the Parties shall agree upon another reference rate.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

5.12 Records of Revenues and Expenses. CoTherix shall maintain complete and accurate records that are relevant to the Net Sales on a country-by-country and a Product-by-Product basis under this Agreement. Such records shall be retained and be available during reasonable business hours for a period of three (3) years from creation of individual records for examination with not less than thirty (30) days’ prior written notice and at Asahi’s sole expense and not more often than once each year by an independent certified public accountant selected by Asahi and reasonably acceptable to CoTherix, for the sole purpose of verifying for Asahi the correctness of calculations and classifications of such revenues under this Agreement, which auditor has agreed to be bound by a confidentiality agreement with CoTherix. The auditor shall report to Asahi only whether there was any overpayment or underpayment and the amount thereof. Asahi shall bear its own costs related to such audit; provided, that for any underpayments greater than [***] by CoTherix, CoTherix shall pay Asahi the amount of underpayment, interest as provided for in Section 5.9 from the time the amount was due and Asahi’s out-of-pocket expenses incurred in conducting such audit. For any underpayments less than [***] by CoTherix found under this Section 5.12, CoTherix shall pay Asahi the amount of such underpayment. Any overpayments by CoTherix will be credited against future royalties, without incurring any interest, or refunded to CoTherix if requested in writing by CoTherix. Any records or accounting information received from CoTherix shall be Confidential Information for purposes of Section 8. Results of any such audit shall be Confidential Information for purposes of Section 8.

5.13 No Refund. All milestone payments, upfront fee and royalties already paid by CoTherix to Asahi pursuant to this Section 5 shall not be refundable except to the extent provided in Section 5.12 for overpayments.

5.14 Reciprocal Provisions re: Asahi Royalties. All provisions relating in any way to mechanics, timing and other matters in connection with royalty payments (including without limitation Sections 5.8 through 5.13) shall apply mutatis mutandis to govern the royalty payable from Asahi to CoTherix in accordance with Section 3.3(b), and all related matters.

5.15 Auditing of Reimbursable Expenses. Each Party shall maintain complete and accurate records that are sufficient to establish the amount of any costs or expenses incurred by such Party (the “Audited Party”) that are to be paid or reimbursed by the other Party (the “Auditing Party”) under this Agreement. Such records shall be retained and be available during reasonable business hours for a period of three (3) years from creation of individual records for examination with not less than thirty (30) days’ prior written notice from the Auditing Party at such Auditing Party’s sole expense and not more often than once each year by an independent certified public accountant selected by such Auditing Party and reasonably acceptable to the Audited Party maintaining such records, for the sole purpose of verifying the correctness of calculations of costs and expenses to be paid or reimbursed by such Auditing Party under this Agreement, which auditor has agreed to be bound by a confidentiality agreement with the Audited

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

Party. The auditor shall report to the Auditing Party only whether there was any overpayment or underpayment and the amount thereof (and any overpayment shall be refunded to the Auditing Party promptly following the audit). The Auditing Party shall bear its own costs related to such audit; provided, that for any overpayment greater than [***], the Audited Party shall pay the Auditing Party the Auditing Party’s out-of-pocket expenses incurred in conducting such audit. Any records or accounting information received from the Audited Party shall be Confidential Information for purposes of Section 8. Results of any such audit shall be Confidential Information for purposes of Section 8.

SECTION 6: INTELLECTUAL PROPERTY AND PATENT RIGHTS

6.1 Ownership of Intellectual Property. Subject to the licenses and rights of reference granted in Sections 3.1 and 3.3, as between the Parties, all right, title and interest in and to any and all Information that is conceived, discovered, developed, invented or otherwise made, by or on behalf of such Party, its Affiliates, its Sublicensees, its licensees or its sublicensees under or in connection with this Agreement, and any and all Patents and intellectual property rights with respect thereto, shall be owned by:

(a) Asahi, if personnel of Asahi and/or any of its Affiliates, licensees (other than CoTherix, its Affiliates and Sublicensees), sublicensees (other than CoTherix, its Affiliates and Sublicensees) or contractors (including any employees, officers, directors, and natural people who are the agents and/or consultants of any of the foregoing entities) (collectively, the “Asahi Allocated Personnel”) alone conceives, discovers, invents or otherwise makes such Information;

(b) Jointly Asahi and CoTherix, if such Information is conceived, discovered, invented or otherwise made by both Asahi Allocated Personnel and personnel of CoTherix and/or any of its Affiliates, Sublicensees, distributors or contractors (including any employees, officers, directors and natural people who are the agents and/or consultants of any of the foregoing entities) (collectively, the “CoTherix Allocated Personnel”); and notwithstanding the foregoing, it being understood between the Parties that any Information contained in or created under the Carcinogenicity and Safety Studies to be conducted under Section 2.3(b) shall be jointly owned by Asahi and CoTherix; and

(c) CoTherix, if CoTherix Allocated Personnel alone conceives, discovers, invents or otherwise makes such Information.

Ownership of patentable inventions and Patents under this Section 6.1 shall be determined solely by inventorship thereof (i.e., by reference to whether any Asahi Allocated Personnel and/or CoTherix Allocated Personnel are the inventors thereof), except if invented under the Carcinogenicity and Safety Studies to be conducted under Section 2.3(b) (for which joint ownership shall apply, regardless of inventorship). Inventorship for purposes of this Agreement and the Parties’ rights hereunder shall be determined in accordance with the U.S. patent law of inventorship, regardless of where the invention occurred. The Parties’ rights as joint owners of the Joint Patents shall be equivalent to the undivided joint ownership rights afforded co-inventors of U.S. patents.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

If for some reason the law of any country would provide for different ownership than stated in (a)—(c) so that the Parties’ intention as stated there would not be carried out without an assignment, then in that case each Party hereby assigns to the other Party its interest in the foregoing Information and associated rights solely to the extent to achieve the rights of ownership as stated in the foregoing (a) - (c).

6.2 Maintenance and Prosecution of Patents.

(a) Asahi Patents. Subject to Section 6.2(d), through patent attorneys or agents of its choice [***],Asahi shall (i) be responsible for obtaining, prosecuting and maintaining the Asahi Patents (excluding Joint Patents and [***] Patents) within the Territory and (ii) have the sole right to obtain, prosecute and maintain the Asahi Patents (excluding Joint Patents and [***] Patents) outside the Territory. Without limiting Section 6.2(d), Asahi shall provide CoTherix with any material prosecution correspondence to or from any patent office in the Territory. In the case of material correspondence (including, without limitation, Patent application filings) to a patent office in the Territory, Asahi shall provide CoTherix with a copy of a draft of such correspondence, a reasonable time in advance of sending it to such patent office so that CoTherix has the opportunity to review and provide comments to Asahi, and CoTherix shall submit to Asahi comments thereon, if any, within [***] so that Asahi can send such correspondence to the patent office in time. In the case of material correspondence from such a patent office, Asahi shall provide a copy to CoTherix in the original language as soon as Asahi receives such correspondence, and CoTherix shall submit to Asahi comments thereon, if any, within [***] after CoTherix receives it. In each case, Asahi shall reasonably consider CoTherix’s comments thereon. If Asahi elects to abandon any Patent or an application for any Patent (or preparation thereof) with regard to any Patents described in this subsection (a)(i) or (a)(ii) above, or permit a Patent issuing therefrom to lapse in a country, Asahi shall first notify CoTherix reasonably in advance of the deadline for any required payments or actions for prosecution of maintenance thereof and permit CoTherix to continue the prosecution of such application or pay any required fees in the name of CoTherix, [***]through patent attorneys of its choice. In such event, CoTherix shall become an assignee of the application for Patent or Patent as a result of its continuing the prosecution of the application for Patent [***] according to this Section 6.2(a), subject to any licenses granted to Asahi hereunder, and Asahi shall promptly make the corresponding assignment to CoTherix.

(b) CoTherix Patents and CoTherix [***] Patent. Subject to Section 6.2(d), CoTherix, through patent attorneys or agents of its choice [***], shall have the sole right to obtain, prosecute and maintain throughout the world the CoTherix Patents (excluding Joint Patents) and CoTherix [***] Patent. If CoTherix elects to abandon an application for any such Patent (or preparation thereof) or permit a Patent issuing therefrom to lapse in a country, CoTherix shall first notify Asahi reasonably in advance of the deadline for any required payments or actions for prosecution of maintenance thereof and permit Asahi to continue the preparation, filing, prosecution and maintenance of such application or pay any required fees in the name of

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

Asahi, [***] through patent attorneys or agents of its choice. In such event, Asahi shall become an assignee of the application for Patent or Patent as a result of its continuing the prosecution of the application for Patent [***] according to this Section 6.2(b), subject to any licenses granted to CoTherix hereunder, and CoTherix shall promptly make the corresponding assignment to Asahi.

(c) Joint Patent. Any patent application disclosing Information jointly owned by the Parties in accordance with Section 6.1(b) shall be provided by one Party to the other reasonably in advance of the intended date for submission of such application to a governmental patent authority. Subject to Section 6.2(d), CoTherix, through patent attorneys or agents of its choice, shall have the sole right to obtain, prosecute and maintain in the Territory the Patents with respect to such Information (“Joint Patents”). In countries outside the Territory, Asahi shall have such rights. Unless one Party obtains the full ownership of Joint Patents pursuant to the provisions set forth below, the Parties shall [***] related to the filing, prosecuting and maintaining of Joint Patents worldwide. If a Party elects not to file, prosecute, or maintain a Joint Patent in a country, the Party shall give the other Party notice thereof within a reasonable period prior to allowing such Joint Patent to lapse, become abandoned, or become unenforceable. The other Party, at its sole discretion [***], may file, prosecute, or maintain such Patent in its own name, in which case the Party shall transfer [***] its ownership right in such jointly owned Information and Joint Patent with respect thereto to the other Party.

(d) Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in Sections 6.2(a), (b) and (c). Each Party shall use reasonable efforts to keep the other Party currently informed of all steps to be taken in the preparation and prosecution of all applications filed by it according to this Section 6.2 and shall furnish such other Party with copies of such applications for Patents, amendments thereto and other related correspondence to and from patent offices and, to the extent reasonably practicable, permit such other Party an opportunity to offer its comments thereon before making a submission to a patent office which could materially affect the scope or validity of the patent coverage that may result. Such other Party shall offer its comments, if any, promptly. The Parties shall cooperate with each other in obtaining any patent term restoration or supplemental protection certificates or their equivalent for the Asahi Patents, the CoTherix Patents, the CoTherix [***]Patent and the Joint Patents. In the event that elections with respect to patent term restoration are to be made for any Asahi Patent (except for Joint Patents), [***]; for any CoTherix Patent (except for Joint Patents) and CoTherix [***] Patent, [***]; and for any Joint Patent, [***].

6.3 Enforcement of Patents.

(a) Rights and Procedures. In the event that either Party reasonably believes that a Third Party may be infringing any of the Asahi Intellectual Property Rights, the CoTherix Intellectual Property Rights or the CoTherix [***] Patent, such Party shall promptly notify the other Party in writing, identifying the alleged infringer and the alleged infringement complained of and furnishing the information upon which such determination is based. With respect to alleged infringement of the Asahi Intellectual Property Rights, the CoTherix Intellectual Property

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

Rights or the CoTherix [***] Patent by any Third Party inside the Territory, CoTherix shall have the first right, but not the obligation, through counsel of its choosing, to take any measures it deems appropriate to stop such infringing activities by such Third Party. With respect to alleged infringement of the Asahi Intellectual Property Rights, the CoTherix Intellectual Property Rights or the CoTherix [***] Patent by any Third Party outside the Territory, Asahi shall have the first right, but not the obligation, through counsel of its choosing, to take any measures it deems appropriate to stop such infringing activities by such Third Party. Upon reasonable request by the enforcing Party, the other Party shall give the enforcing Party all reasonable information and assistance, including allowing the enforcing Party access to the other Party’s files and documents and to the other Party’s personnel who may have possession of relevant information and, if necessary for the enforcing Party to prosecute any legal action (including, without limitation, any legal action in which the other Party defends against any patent invalidity claim of such Third Party in response to the infringement action brought by the enforcing Party), joining in the legal action as a party [***] ; provided that the other Party retains a right to [***]. In the event the Party holding such first right to enforce fails within [***] following notice of such infringement, or earlier notifies the other Party in writing of its intent not, to take commercially appropriate steps to remove any infringement in the Territory, in the case of CoTherix, or outside the Territory, in case of Asahi, that is likely to have a material adverse effect on the sale of a Product in the relevant market, then, unless such Party provides the other Party with a commercially reasonable basis in writing for not taking such steps, the other Party shall have the right, but not the obligation, to do so [***]; provided, however, that if the first Party has commenced negotiations with an alleged infringer for discontinuance of such infringement within such [***] period, such Party shall have an additional [***]to conclude its negotiations before the other Party may bring suit for such infringement. Upon reasonable request by the other Party, the first Party shall give the other Party all reasonable information and assistance in connection with such suit for infringement. Notwithstanding any of the foregoing to the contrary, this Section 6.3(a) shall not restrict either Party from enforcing its own Patents (nor grant the other Party the right to enforce such Patents) anywhere in the world with respect to infringement that is unrelated to Products or any compounds or products that are competitive therewith.

(b) [***].

6.4 Potential Third Party Rights.

(a) [***].

(b) Third Party Litigation. In the event of any actual or threatened suit against CoTherix or its Affiliates, Sublicensees, distributors or customers alleging that the Development, Regulatory Approval, manufacture, marketing, sale, use or other Commercialization of a Product in the Territory infringes the Patent or intellectual property rights of any Third Party, CoTherix shall [***] assume direction and control of the defense of claims arising therefrom (including the right to settle such claims); provided, however, that CoTherix shall obtain the written consent of Asahi prior to making any admission as to the scope, validity, or enforceability of any Asahi Intellectual Property Rights (including any Joint Patent), such consent not to be unreasonably withheld or delayed.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

(c) Cooperation. In the event that a Third Party institutes a Patent, trade secret or other infringement suit against Asahi, CoTherix or their respective Affiliates or, in the case of CoTherix, Sublicensees, during the term of this Agreement, each Party shall [***] use all reasonable efforts to provide the other Party with any information needed to assist and cooperate with the other Party in connection with the defense of such suit.

6.5 Licenses under Third Party Patents.

(a) Determination. Upon mutual agreement by the Parties that it is “Necessary” (defined below) to obtain a license or right under one or more Third Party Patents Covering (i) the current Oral Product (in existence as of the Effective Date) or its manufacture, use or sale, or (ii) other formulations of the Active Drug Substance to the extent specific to the Active Drug Substance and not generally applicable technology, or the manufacture, use or sale thereof, in each case based on advice from patent counsel of the respective Party (provided that, if the Parties cannot agree, the matter shall be referred to an independent Third Party counsel for final determination of “Necessary” by the procedure of subsection (d)), CoTherix may, if it chooses to seek to obtain a license or right under such Third Party Patents, reduce the royalties to Asahi hereunder as provided in Section 6.5(c). A license under any Third Party Patents shall be deemed “Necessary” if the license is reasonably necessary to avoid claims of infringement arising from the manufacture, use or sale of Products in the Territory that are reasonably likely not to be dismissed on summary judgment. [***].

(b) Licensing. In the event that the Parties agree to seek to obtain a license or right under any Third Party Patents, CoTherix will make reasonable efforts to obtain such license or right.

(c) Royalties. Any royalties to be paid to the Third Party in consideration of the license or right under the Third Party Patents with respect to any Product sold by CoTherix or its Affiliates or Sublicensees shall be [***]. Notwithstanding the foregoing sentence and Section 9.2 below, for Necessary licenses, (i) in the case of [***] or (ii) in the case of [***] provided, however, that in no event shall [***].

(d) Resolution by Independent Patent Expert. If the Parties through a period of up to one month of Joint Technical Committee discussions cannot agree as to whether any license is Necessary, they will submit the disagreement to an experienced patent attorney mutually acceptable to the Parties — and who does not otherwise perform work for either Party or any of its Affiliates and is not affiliated with them — (a “Patent Expert”) for resolution. They shall engage such Patent Expert within thirty (30) days after either Party notifies the other of a disagreement as to whether a license is Necessary. If the Parties cannot agree as to who such Patent Expert shall be within such time period, then the total of two nominees of the Parties (one from each Party) shall select a third Patent Expert who shall be the attorney to resolve the dispute. If such two (2)

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

people cannot agree on the third person, then the arbitral body referred to in Section 13.10 shall select the Patent Expert who shall be the attorney to resolve the dispute. The Parties shall share equally the expenses incurred for the services of such Patent Expert and arbitral body. Within thirty (30) days after engaging the Patent Expert, the Parties shall each submit up to twenty (20) pages of documentation to the Patent Expert. Within five (5) Business Days thereafter, the Parties shall convene a discussion with the Patent Expert during which each Party may orally present its position as to whether a license is Necessary for no more than two (2) hours. The Parties shall require the Patent Expert to render his or her guidance as to whether a license is Necessary within five (5) Business Days after the oral presentations. Neither Party shall engage in any ex parte communications with the Patent Expert. The Parties shall accept the Patent Expert’s decision on whether each license is Necessary absent any fraud. The Parties shall provide for all discussions of Necessary licenses hereunder to be conducted under circumstances that best preserve the privileged nature of such discussions. This shall include without limitation, entering into an appropriate joint defense/common interest agreement and conducting such discussions through counsel or at the very least with counsel present. With respect to resolving disputes over the [***], the foregoing procedures shall be applied in a substantially similar fashion to such dispute, except that instead of a Patent Expert, the parties shall select [***]to resolve such dispute.

SECTION 7: MANUFACTURING / QUALITY CONTROL / LOGISTICS

7.1 CMC/Process Development.

(a) Scale-Up Process Development. CoTherix and Asahi shall, themselves and through directing and working with a Third Party Manufacturer retained by Asahi and reasonably acceptable to CoTherix (and under an agreement whose financial terms, statement of work and associated timelines have been reasonably approved by CoTherix), conduct on a co-development basis such CMC/Process Development for the existing Oral Product (extended release form), including formulation, optimization and commercial scale-up of the manufacturing process for such Oral Product, as is required for Phase 3 Clinical Trials and commercial production of such Oral Product in a reasonably economic manner and in a manner that is reasonably likely to be sufficient for Regulatory Approval in the Territory of such Oral Product. The Parties shall use Commercially Reasonably Efforts to complete such CMC/Process Development [***]. In connection with the foregoing, Asahi shall (i) contribute, among other things, technical expertise for CMC/Process Development as applied to the Oral Product (including, without limitation, the services of appropriate scientists and engineers who worked on the existing manufacturing processes for the Oral Product), and (ii) be responsible for managing and overseeing the work of the Third Party Manufacturer; and CoTherix shall contribute, among other things, expertise regarding FDA and related regulatory requirements (including GMP) for such CMC/Process Development and the services of at least one person with technical expertise in CMC/Process Development applicable to oral formulations. Both Parties shall dedicate resources sufficient to complete such CMC/Process Development under this Section 7.1(a) within the timeline described above. Each Party shall consult with the other Party with respect to the activities under this Section 7.1(a), and Asahi shall provide monthly written reports to CoTherix and the Joint

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

Technical Committee reasonably detailing its progress on such CMC/Process Development, including without limitation manufacturing process, components and composition and specifications and test methods, for the Oral Product.

(b) CoTherix Process Development. Except with respect to the foregoing in Section 7.1(a), CoTherix shall [***] be responsible for conducting such CMC/Process Development as may be necessary for the Products; provided, however, that CoTherix shall consult with and provide periodic written reports to the Joint Technical Committee or the sub-committee mentioned in Section 2.5(c) reasonably detailing its progress on such CMC/Process Development, including without limitation manufacturing process, components and composition and specifications and test methods, for Inhaled Products from the planning phase. CoTherix’s efforts under this Section 7.1(b) shall be initiated only after discussion by the Joint Technical Committee; provided, that, for the avoidance of doubt, no approval by Asahi or the Joint Technical Committee shall be required with respect to such efforts.

(c) [***]

(d) Cooperation. Upon reasonable request, each Party shall reasonably cooperate with and assist the other Party in connection with such other Party’s process development activities under this Section 7.1.

7.2 Asahi’s Assistance and Supply Obligations.

(a) Technology Transfer. In addition to the Asahi Intellectual Property Rights disclosure under Sections 2.1 and 2.8, Asahi shall, at the reasonable request of CoTherix, provide CoTherix with whatever Asahi Know-How and technical support, including visits by Asahi’s personnel and contractors, necessary to assist CoTherix to transfer manufacturing operations (including, without limitation, any manufacturing process existing as of the Effective Date or developed by Asahi under Section 7.1(a)) to a manufacturing site of CoTherix or its Third Party manufacturer(s) under toll (or contract/subcontract) manufacturing agreement(s) (“Third Party Manufacturer”) or as required for the exercise of the licenses granted to CoTherix by Asahi under Sections 3.1[***].

(b) Supply of Oral Product. Asahi shall supply CoTherix, subject to Section 7.2(d), and CoTherix shall exclusively purchase from Asahi, all its clinical requirements of extended release type of Oral Product (in finished form) for initial Preclinical Development activities (including, without limitation PK studies), any initial Phase I Clinical Trials and all of the initial Phase 2 Clinical Trials in both Stable Angina Field and PH Field, as described in the initial Development Plan (“initial” meaning the first of each such type of activities or trials to be conducted after the Effective Date and therefore excluding subsequent Preclinical Development activities, subsequent Phase I Clinical Trials, etc.). Unless otherwise agreed, the foregoing supply shall be provided directly by Asahi from internal manufacturing efforts and/or through a mutually agreed Third Party Manufacturer (under an agreement whose financial terms have been reasonably approved by CoTherix). The delivery terms and conditions for the supply of such

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

Oral Product shall be FCA (Incoterms 2000) Asahi’s or its Third Party Manufacturer’s manufacturing facility and shall be shipped to the location designated in writing by CoTherix or as otherwise directed in the purchase order covering such shipment pursuant to Section 7.2(d). Title and risk of loss shall pass to CoTherix upon delivery of the Oral Product to the carrier. The price of supply of such Oral Product for initial Phase 1 Clinical Trials shall be [***] the total of which prices include the entire finished Oral Product (including any Active Drug Substance therein). The price of supply of such Oral Product for initial Phase 2 Clinical Trials and initial Preclinical Development activities shall be [***]. The Joint Technical Committee may, however, reasonably determine that, for the purposes of obtaining Regulatory Approval for an Oral Product, CoTherix should manufacture, or arrange for a Third Party Manufacturer to manufacture, Oral Product for any portion of the Phase 1 Clinical Trials or initial Phase 2 Clinical Trials by CoTherix under this Agreement.

(c) Supply of Active Drug Substance. If CoTherix requires any Active Drug Substance for Preclinical Development and CMC/Process Development to be conducted prior to the completion of the first Phase 2 Clinical Trial of any Product (excluding, for the avoidance of doubt, Active Drug Substance provided within Oral Products under Section 7.2 (b) above), before CoTherix establishes its own manufacturing capacity (either by itself or through a Third Party Manufacturer), Asahi shall supply CoTherix, subject to Section 7.2(d), and CoTherix shall exclusively purchase from Asahi, such Active Drug Substance. Unless otherwise agreed, the foregoing supply shall be provided directly by Asahi from internal manufacturing efforts and/or through a mutually agreed Third Party Manufacturer (under an agreement whose financial terms have been reasonably approved by CoTherix). The delivery terms and conditions for the supply of such Active Drug Substance shall be FCA (Incoterms 2000) Asahi’s or its Third Party Manufacturer’s manufacturing facility and shall be shipped to the location designated in writing by CoTherix or as otherwise directed in the purchase order covering such shipment pursuant to Section 7.2(d). Title and risk of loss shall pass to CoTherix upon delivery of the Active Drug Substance to the carrier. The price of supply of such Active Drug Substance shall be [***]. The Joint Technical Committee may, however, reasonably determine that, for the purposes of obtaining Regulatory Approval for a Product, CoTherix should manufacture, or arrange for a Third Party Manufacturer to manufacture, Active Drug Substance for Preclinical Development and/or CMC/Process Development.

(d) Firm Purchase Order; Shipping Documentation. CoTherix shall furnish Asahi with its written firm purchase order for Oral Product and/or Active Drug Substance to be supplied in accordance with Sections 7.2(b) and (c), which order shall include desired quantities of Oral Product and/or Active Drug Substance, shipping date and location for delivery, at least [***] prior to the expected delivery date, unless otherwise agreed by the Parties. Asahi shall acknowledge in writing each purchase order submitted to it pursuant to this Section 7.2 (d) within [***] of receipt, confirming in such acknowledgement the date that Asahi will deliver the ordered Active Drug Substance and/or Oral Product, and the quantities thereof, consistent with CoTherix’s purchase order therefor. Asahi may reject such purchase order within such time period but only if such purchase order exceeds [***] of the projected requirements of CoTherix as of the Effective Date or the manufacturing capacity of Asahi and its Third Party Manufacturers or is otherwise not in

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

accordance with the terms of this Agreement. Asahi shall ship all product under this Section 7.2 with certificates of analysis confirming testing and conformance as per Section 7.3 and any other documents required to comply with applicable laws and regulations. CoTherix may cancel any purchase order furnished to Asahi hereunder by written notice prior to delivery, and, in such case, (a) Asahi shall, and shall obligate any relevant Third Party Manufacturer to, promptly terminate any ongoing manufacturing activities with respect to the cancelled order and reasonably mitigate any further costs associated therewith, and (b) CoTherix shall pay to Asahi the amount of any costs incurred or not cancellable as of the date of such cancellation by CoTherix to the extent allocable to the cancelled purchase order, but in any event not to exceed, in the aggregate, the purchase price therefor as described above.

(e) Payment Terms. CoTherix shall pay Asahi for supplies of Oral Product and Active Drug Substance provided under this Section 7.2 within [***]. Payments shall be made in United States dollars.

(f) Release from Sole Supply of Oral Product and/or Active Drug Substance. In the event that Asahi fails to supply CoTherix with its requirements of Oral Product and/or Active Drug Substance as set forth under Section 7.2(b) or (c), and without limiting Asahi’s obligations or CoTherix’s rights and remedies hereunder, CoTherix shall have the right to manufacture or have manufactured for it such amounts of Oral Product and/or Active Drug Substance rather than purchasing such supplies from Asahi and, if applicable, Asahi shall reasonably assist CoTherix in working with any existing Third Party Manufacturer to accommodate such arrangement. For the avoidance of doubt the supply and purchase obligations in Sections 7.2(b) and 7.2(c) shall apply only with respect to the initial Preclinical Development and initial Phase 1 Clinical Trials and initial Phase 2 Clinical Trials and any subsequent Preclinical Development or early-stage Clinical Development for Products shall not be subject to such supply and purchase obligations.

(g) Compliance with Applicable Laws. Asahi shall comply with all applicable laws, regulations and guidelines in connection with its manufacture and supply of Active Drug Substance and Oral Product hereunder including GMP and those relating to employee safety and health and environmental protection.

7.3 QC Testing, Acceptance and Rejection.

(a) Testing; Specifications. Asahi shall perform testing of Oral Product and Active Drug Substance to be supplied to CoTherix under Section 7.2 to confirm conformance and compliance of such Active Drug Substance and Oral Product with the Specifications therefor, GMP and other applicable regulatory requirements. Asahi shall not ship any Active Drug Substance or Oral Product that does not meet the foregoing conformance and compliance standards. The initial Specifications have been finalized by the Parties in writing as of the Effective Date. Future Specifications, or future changes to any then-existing Specifications shall be as submitted by either Asahi or CoTherix to the Joint Technical Committee for review and approval (not to be unreasonably withheld) within sixty (60) days after such submission.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

(b) Warranty. Asahi warrants that the Active Drug Substance and Oral Product supplied by Asahi (including by any Third Party Manufacturer on Asahi’s behalf) to CoTherix hereunder shall: (i) comply with the Specifications therefor, as finalized in writing by the Parties as of the Effective Date, when delivered by Asahi to the carrier at the point of shipment, and shall continue to so comply until the expiry date (provided that the failure of the Active Drug Substance and/or Oral Product not so to comply is not due to any fault of CoTherix or its Affiliates or Sublicensees or any Third Party following delivery to the said carrier), (ii) be manufactured in accordance with GMP, and (iii) be manufactured in accordance with other applicable legal and regulatory requirements therefor in the United States or any other country or countries within the Territory noticed by CoTherix to Asahi as a country where Clinical Trials will take place therewith. For the avoidance of doubt, to the extent Asahi utilizes any Third Party Manufacturer in accordance with this Section 7, Asahi shall be responsible for such Third Party Manufacturer’s compliance with the applicable obligations in this Section 7 performed on Asahi’s behalf by such Third Party Manufacturer.

(c) Acceptance and Rejection. In the event that CoTherix has found that any quantity of Active Drug Substance or Oral Product supplied by Asahi to CoTherix hereunder does not comply with the Specifications, GMP or other applicable legal and regulatory requirements, CoTherix shall provide Asahi with written notice of such non-compliance [***]after receipt of such quantity of Active Drug Substance or Oral Product in the case of defects obvious on visual inspection, or otherwise as soon as possible after becoming aware of the defect, but in any case [***] after receipt of such quantity of Active Drug Substance or Oral Product. Unless CoTherix has so rejected the Active Drug Substance or Oral Product before [***] after receipt, such Active Drug Substance or Oral Product shall be deemed accepted (without limiting CoTherix’s rights or Asahi’s obligations hereunder with respect to defects discovered after such period).

(d) Replacement. Asahi shall, [***] after receipt of such notice of non-compliance, test retained samples (as required by Section 7.3(e)) of the shipped Active Drug Substance or Oral Product to confirm such non-compliance. If Asahi has not performed such testing within such time period or has confirmed the defectiveness of such quantity of Active Drug Substance or Oral Product, CoTherix shall have the right to request, and if so requested, Asahi shall have the obligation to provide, the immediate replacement thereof by the quantity of Active Drug Substance or Oral Product of the quality complying with the Specifications, GMP and other applicable legal and regulatory requirements therefor (and the provisions of Sections 7.3 shall apply equally to such replacements) and CoTherix shall return to Asahi such defective quantity of Active Drug Substance or Oral Product [***]. It is agreed and understood that Asahi’s responsibility for the failure of Active Drug Substance or Oral Product supplied to CoTherix hereunder to comply with the warranty in Section 7.3 (b) [***].

(e) Retention of Samples. Asahi shall retain samples of Active Drug Substance and Oral Product manufactured by Asahi in connection with Section 7.2 for five (5) years following the later to occur of (i) discontinuation of Development of the relevant Product or (ii) Regulatory Approval of the relevant Product (or such longer period as may be required to comply with applicable laws and regulatory requirements). The amount of samples to be retained shall be four

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

(4) times the quantity required to carry out all of the tests required to determine if the material meets Specifications and is in compliance with GMP and other applicable legal and regulatory requirements, with the exception of sterility and pyrogen testing. CoTherix shall be granted access to half of the retained samples, which shall be transferred to CoTherix on request.

(f) Records. Asahi shall keep and maintain manufacturing and quality control records – and other records required by applicable legal and regulatory requirements — for each batch of Active Drug Substance and Oral Product manufactured by Asahi in connection with Section 7.2 for five (5) years following the later to occur of (i) discontinuation of Development of the relevant Product or (ii) Regulatory Approval of the relevant Product (or such longer period as may be required to comply with applicable laws and regulatory requirements). All records maintained by Asahi shall be in Japanese, or in other language as they are originally prepared, except to the extent applicable laws or regulations require otherwise.

(g) Inspections. Upon reasonable notice, Asahi shall, and shall obligate each Third Party Manufacturer to, accept any inspection required by Regulatory Agencies, during normal working hours, of premises and facilities where Asahi and/or its Third Party Manufacturers manufactures and/or analyses (for manufacturing purposes) or has manufactured and/or analyzed (for manufacturing purposes) Active Drug Substance and/or Oral Products supplied to CoTherix under Section 7.2, or its or their intermediates, and/or, to the extent required by applicable laws, premises where Asahi or any such Third Party Manufacturer stores (i) raw materials, auxiliary materials, intermediates, and packing materials for such Active Drug Substance and Oral Products, (ii) Active Drug Substance and/or Oral Products, and/or (iii) manufacturing records pertaining to production of such Active Drug Substances and Oral Products, by Regulatory Agencies, if called for by such Regulatory Agencies. In addition, upon reasonable notice and during normal business hours, CoTherix (itself or by and through its representatives) shall be entitled to inspect and audit such premises and facilities of Asahi and its Third Party Manufacturers to confirm compliance with GMP and other applicable regulations concerning the manufacturing of Oral Product and Active Drug Substances hereunder. CoTherix shall provide Asahi with a written report of the results of any such inspection.

7.4 DMF. For a period agreed by Asahi and CoTherix, Asahi shall maintain a Drug Master File for the Active Drug Substance necessary for initial Phase 2 Clinical Trials of Products, and, in accordance with Section 3.1(b), CoTherix and its Affiliates and Sublicensees have the right to make reference to such Drug Master File.

7.5 Manufacturing by CoTherix.

(a) Product. Except for Asahi’s supply obligations pursuant to Section 7.2, CoTherix shall have sole responsibility for manufacture of Products for Development and Commercialization at its or its Third Party Manufacturer’s manufacturing site. If CoTherix elects to employ a Third Party Manufacturer, all payment obligations to such Third Party Manufacturer shall be the sole responsibility of CoTherix. CoTherix shall also have sole responsibility for supervising any manufacturing activities conducted pursuant to the contract with any such Third Party Manufacturer.

(b) Active Drug Substance. Except for Asahi’s supply obligations pursuant to Section 7.2., CoTherix shall be responsible for manufacture of Active Drug Substance for Development and Commercialization at its or its Third Party Manufacturer’s manufacturing site. If CoTherix elects to employ a Third Party Manufacturer, all payment obligations to such Third Party Manufacturer shall be the sole responsibility of CoTherix. CoTherix shall also have sole responsibility for supervising any manufacturing activities conducted pursuant to such Third Party manufacturing contract.

(c) Change of Manufacturing Site. CoTherix shall, and shall obligate its Third Party Manufacturers and Sublicensees to, manufacture Active Drug Substance and Products only at manufacturing sites previously disclosed to and approved by the Joint Technical Committee. Change of manufacturing sites shall be subject to prior disclosure to and approval by the Joint Technical Committee.

(d) Changes to Master Formulae and Specifications. CoTherix shall disclose the Master Formulae and Specifications for Products to be manufactured by or for it or its Affiliates or Sublicensees to the Joint Technical Committee for its approval. Should CoTherix or its Affiliates or Sublicensees desire to make any changes in the Master Formulae or Specifications of Products or Active Drug Substance, then CoTherix shall first disclose the same to the Joint Technical Committee for its approval.

(e) DMF. The Parties shall discuss if CoTherix or its Third Party Manufacturers and/or Sublicensees, will undertake to file and maintain Drug Master Files for Active Drug Substance and/or Products for Development and Commercialization in the Territory, and where such filings are required by Regulatory Agencies. Asahi and its Affiliates and sublicensees have the right to make reference to any such Drug Master File maintained by CoTherix or its Third Party Manufacturers and/or Sublicensees in accordance with Section 3.3 or Section 4.5.

(f) Inspections. CoTherix shall, and shall obligate each Third Party Manufacturer and, if applicable, its Affiliates and Sublicensee to, accept any inspection, during normal working hours, of premises and facilities where CoTherix, Third Party Manufacturers or its Affiliates or Sublicensees manufactures and/or analyses (for manufacturing purposes) or has manufactured and/or analyzed (for manufacturing purposes) Active Drug Substance and/or Products and its intermediates, and or, to the extent required by applicable laws, premises where it stores (i) raw materials, auxiliary materials, intermediates, and packing materials for Active Drug Substance and Products, (ii) Active Drug Substance and/or Products, and (iii)manufacturing records pertaining to production of Active Drug Substance and/or Products, by Regulatory Agencies or by Asahi (subject to the restrictions below), if called for by these Regulatory Agencies or by Asahi. Any such inspection by Asahi shall be subject to the same terms and conditions as are in Section 2.3.

7.6 Cooperation.

(a) Contract Manufacturer. If either Party wishes to contract manufacture of Active Drug Substance and/or Products to the other Party’s Third Party Manufacturer in the Territory, the other Party shall, [***],reasonably cooperate with and assist such requesting Party, to the extent reasonably requested in arranging such Third Party Manufacturer to manufacture the Active Drug Substance and/or the Product for the requesting Party, provided that such efforts and contract do not interfere with the supply of Active Drug Substance and/or Products to the other Party.

(b) Technical Transfer. At the reasonable request of Asahi, CoTherix shall, and shall obligate each Third Party Manufacturer and its Sublicensee to, provide Asahi with CoTherix Know-How and technical support, including visits by CoTherix’s and its Sublicensees’ personnel and contractors, necessary to assist Asahi to transfer manufacturing operations, which may be developed during the course of the Agreement, to Asahi’s manufacturing site (or its designated Third Party’s manufacturing site) as required for the exercise of the license granted by CoTherix to Asahi pursuant to Section 3.3 or Asahi’s right in Section 4.5 [***].

SECTION 8: CONFIDENTIALITY

8.1 Confidentiality Obligations. At all times during the term of this Agreement, each Party shall, and shall cause its officers, directors, employees and agents to, keep completely confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose other than the purpose of this Agreement, any Information that (a) is furnished or otherwise made known to it, directly or indirectly, by the other Party pursuant to this Agreement, or (b) is developed during the course of performance of this Agreement, or (c) consists of the terms of this Agreement or (d) discloses the scientific, regulatory or business affairs or other activities of the other Party (“Confidential Information”), except to the extent such disclosure or use is expressly permitted by the terms of this Agreement. Notwithstanding the foregoing, Confidential Information shall not include any information that:

(a) is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of receiving Party;

(b) can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to said information;

(c) is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to said information; or

(d) can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without use of or reference to the disclosing Party’s Confidential Information.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

8.2 Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:

(a) Made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the Party’s legal counsel, such disclosure is otherwise required by law; provided, however, that the Party shall first have given notice to the other Party and given the other Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in response to such court or governmental order;

(b) Made by the Party to the Regulatory Agencies as required in connection with any filing, application or request for Regulatory Approval of Products or Fasudil Formulations; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information; or

(c) Made by the Party to its Affiliates, Sublicensees or sublicensees (or licensees in case of Asahi) or Third Parties as may be necessary or useful in connection with the Development, Regulatory Approval or Commercialization of the Active Drug Substance, the Products, or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement, including (without limitation) subcontracting and sublicensing transactions in connection therewith; provided, however, that such disclosure may only be made to such persons or other entities as are subject to written obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the Party set forth in this Section 8.

(d) Made by the Party to a patent office in connection with, and solely as required for, the filing or prosecution of Patents in accordance with this Agreement.

(e) Made by the Party to potential investors and counterparties in potential merger and acquisition transactions; provided, however, that such disclosure may only be made to such persons or other entities as are subject to written obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the Party set forth in this Section 8.

8.3 Use of Name. Neither Party shall mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party (or any abbreviation or adaptation thereof) in any publication, press release, promotional material or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 8.3 shall not prohibit either Party from making any disclosure identifying the other Party that is required by applicable laws and regulations or any disclosure regarding the existence of this Agreement or the existence of the relationship between the Parties.

8.4 Press Releases. Press releases or other similar public communications by either Party announcing the execution or termination (in whole or in part) of this Agreement or any sublicense agreement with a Sublicensee, or disclosing clinical trial, safety or efficacy information with respect to Products, shall be subject to a right of reasonable prior review and approval by the other Party, which approval shall not be unreasonably withheld and shall be given to the announcing Party within five (5) Business Days after receipt of a manuscript of such press release or other such public communication (if not responded within such five (5) Business Days, it shall be deemed to have been approved by the other Party); provided, however, that such right shall not apply to communications required by applicable laws and regulations, disclosures of information for which consent has previously been obtained, or information that has been previously disclosed publicly.

8.5 Publications. The Joint Technical Committee shall discuss the overall strategy for, and coordinate, but have no right to approve or control publication and presentation of results of studies of Products or other data generated by CoTherix or its Affiliates or Sublicensees under this Agreement in support of Products worldwide, with the aim of obtaining Regulatory Approvals and optimizing Commercialization of the Products worldwide. Each Party recognizes that the publication of papers regarding results of and other information regarding activities under this Agreement, including oral presentations and abstracts, may be beneficial to both Parties, provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the Parties to maintain the confidentiality of any Confidential Information that may be included in any patent application until such Patent application has been filed. Accordingly, each Party shall have the right to review and approve any paper proposed for publication by the other Party, including any oral presentation or abstract, which pertains to results of Development, post approval studies or other studies with respect to Products or includes other data generated under this Agreement or which includes Confidential Information of the other Party. Before any such paper is submitted for publication or an oral presentation is made, the publishing or presenting Party shall deliver a complete copy of the paper or materials for oral presentation to the other Party at least thirty (30) days prior to submitting the paper to a publisher or making the presentation. The other Party shall review any such paper and give its comments to the publishing Party within fifteen (15) days of the delivery of such paper to the other Party. With respect to oral presentation materials and abstracts, the other Party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing or presenting Party with appropriate comments, if any, but no event later than fifteen (15) days from the date of delivery to the other Party. Failure to respond within such fifteen (15) days shall be deemed approval to publish or present. The publishing or presenting Party shall comply with the other Party’s request to delete references to such other Party’s Confidential Information in any such paper and will withhold publication of any such paper or any presentation of same for an additional sixty (60) days in order to permit the Parties to obtain patent protection if either Party deems it necessary. Any publication shall include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate. Each Party shall use commercially reasonable efforts to cause investigators and institutions participating in Development and post approval studies for the Products with which it contracts to agree to terms substantially similar to those set forth in this Section 8, which efforts shall satisfy such Party’s obligations under this Section 8 with respect to such investigators and institutions. With respect to oral presentations, both Parties recognize the need to move quickly in special cases and under exigent circumstances. Therefore, in special circumstances such as late-breaking conference presentation opportunities the Parties shall cooperate so as to allow the Party who has the opportunity to make such presentation move quickly and not miss the opportunity. If either Party wishes for a draft publication or communication under this Section 8.5 to be translated into any language other than the original language, such Party shall be responsible to manage and pay for such translation.

8.6 Termination of the Confidentiality Agreements. Both Parties agree that the Confidentiality Agreements are hereby terminated upon the Effective Date, and any disclosures made under the Confidentiality Agreements shall be deemed to have been made under, and be governed solely by the terms of this Agreement. The Confidentiality Agreements are superseded by this Section 8.

SECTION 9: REPRESENTATIONS, COVENANTS AND WARRANTIES

9.1 Representations, Covenants and Warranties.

(a) Each of the Parties hereby represents, covenants and warrants to the other Party as follows:

(i) This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms.

(ii) The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, either oral or written, to which it is a party or by which it is bound, nor does this Agreement violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(b) Asahi hereby represents, covenants and warrants, on behalf of itself and its Affiliates, to CoTherix as follows:

(i) as of the Effective Date Asahi and its Affiliates have not granted and during the term of this Agreement Asahi and its Affiliates will not grant, any right to any Third Party relating to the Asahi Intellectual Property Rights and the right of reference that would conflict with or diminish the rights granted to CoTherix hereunder. Each of Asahi and its Affiliates have maintained and shall maintain and keep in full force and effect all agreements necessary to perform its obligations and grant the licenses it has granted hereunder. As of the Effective Date, Asahi and its Affiliates have not granted any license for, and are not granted any license to, intellectual property rights owned by a Third Party relating to a Product or Active Drug Substance except for the [***] Patents. As of the Effective Date, neither Asahi nor its Affiliates has a license or other rights to intellectual property that would meet the definition of Asahi Intellectual Property Rights but for the fact that Asahi or its Affiliates does not possess the ability to license or sublicense such intellectual property to CoTherix hereunder without violating the terms of any Third Party agreement.

(ii) Asahi and its Affiliates are not obligated under any agreement as of the Effective Date to pay any Third Party royalties with respect to any Product.

(iii) Asahi has given CoTherix reasonable access to all of its pre-clinical and clinical records and data regarding Active Drug Substance and Products and to all information known to Asahi relating to the safety or efficacy of any Product that were requested by CoTherix during the due diligence investigation by CoTherix prior to the Effective Date. Asahi further represents that, as of the Effective Date, it and its Affiliates are not in possession of any information, other than that which has been disclosed to CoTherix, which indicates that Serious Adverse Drug Experiences are associated with the Active Drug Substance, or any Fasudil Formulation.

(iv) as of the Effective Date, Asahi has not received any notice of infringement or any written or oral communication relating in any way to the possible infringement of any Third Party Patent by the activities of Asahi prior to the Effective Date with regard to the Active Drug Substance or any Product or by the activities of Asahi or CoTherix contemplated by this Agreement.

(v) as of the Effective Date, Asahi is the sole and lawful owner of the entire right, title, and interest in and to (a) the Asahi Patents listed in Exhibit A as of the Effective Date (excluding [***]Patents) and any Patents claiming priority back thereto; (b) within the scope of activities included in CoTherix’s license in Section 3.1, all material data from all Preclinical and Clinical Development of any Product (and, to the extent provided to CoTherix, any other Fasudil Formulation) by or on behalf of or under contract with Asahi on or before the Effective Date (the “Data”); provided that some Data generated by Third Parties for or under contract with Asahi is not owned by Asahi but Asahi has the full right and ability to provide such Data to CoTherix hereunder and CoTherix has, and for the term of this Agreement continue to have, the right to use such Data within the full scope of its license under Section 3.1;

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

(vi) as of the Effective Date, there are no outstanding liens, security interests, pledges, charges, mortgages, restrictions, interests and/or encumbrances of any kind in or burdening any of the Asahi Patents listed in Exhibit A (excluding [***] Patents) or the Data, or to Asahi’s knowledge, the [***] Patents;

(vii) as of the Effective Date, the only Patents Controlled by Asahi or any of its Affiliates that claim, cover or relate to any Active Drug Substance or Product are listed in Exhibit A, other than the [***] Patents;

(viii) as of the Effective Date, Asahi has not granted, expressly or otherwise, any assignment, license or other extension of rights, covenant not to sue, or other similar interest or benefit, exclusive or otherwise, to, under or in the Asahi Patents listed in Exhibit A, or any Patents claiming priority back thereto, or any of the [***] Patents, or any Data, which grant right is with respect to the Territory and remains in effect or in force as of the Effective Date, nor has any of Asahi’s Affiliates done any of the foregoing;

(ix) as of the Effective Date, Asahi, after diligent investigation, is not aware of any Patents owned or controlled by a Third Party that would be infringed by the manufacture, use, sale, offer for sale, importation or development of Active Drug Substance or Product within the CoTherix Licensed Fields (including the Oral Product Developed by or on behalf of Asahi on or before the Effective Date); [***]

(x) as of the Effective Date there are no interferences or oppositions pending, declared or threatened regarding the Asahi Patents listed in Exhibit A (or, to Asahi’s knowledge, the [***] Patents);

(xi) as of the Effective Date, the safety- and efficacy-related data and information (including without limitation non-clinical and clinical data) regarding the Active Drug Substance and Fasudil Formulations provided by Asahi to CoTherix on or before the Effective Date are true and accurate in all material respects. Asahi has not omitted to disclose to CoTherix any data or information (including without limitation non-clinical and clinical data, and other information with respect to Active Drug Substance and Fasudil Formulations) that is or reasonably could be expected to be material to CoTherix’s (or any reasonable prospective licensee’s) decision to enter into the transaction contemplated in this Agreement;

(xii) Asahi and its Affiliates do not as of the Effective Date have in Preclinical Development, IND-enabling work or Clinical Development any Fasudil Formulation or Active Drug Substance in the Territory, nor does any of them market any Product in each case themselves or through contract(s) with any Third Party(ies) in the Territory;

(xiii) Asahi and its Affiliates are not, and are not aware of any Third Party, Developing any Fasudil Formulations in any indications other than Asahi Option Indication for

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

anywhere in the Territory [***]. Asahi and its Affiliates have not, and are not aware of any Third Party that has, filed an IND or IND Equivalent for any Fasudil Formulation anywhere in the Territory. Asahi and its Affiliates have not, and are not aware of any Third Party that has, submitted a Drug Approval Application for any Fasudil Formulation to any Regulatory Agency of the Territory; and

(xiv) as of the Effective Date, to the best of Asahi’s knowledge, there exist no Patents or patentable inventions generated or created under any of the Asahi Research Agreements.

(c) Asahi has disclosed to CoTherix’s outside counsel a true and (except for economic terms that been redacted) complete copy of each of the [***] Agreements, and all amendments and notices related thereto, including, without limitation, the termination notice. The [***] Agreements are the only written agreement between Asahi (and/or any of its Affiliates) and [***] (and/or any of its “affiliates”—determined analogously to the definition of “Affiliate” hereunder, applied mutatis mutandis to [***]; all of them together with [***], and the successors and assigns of each of the foregoing, individually and collectively, the “[***] Entity”) with respect to any Active Drug Substance and/or Product(s). There are no other agreements, understandings or arrangements among Asahi (and/or any of its Affiliates) on the one hand and any [***] Entity on the other hand, with respect to or relating in any way to any Active Drug Substance and/or Products, other than the contract research organization agreements assigned by [***] to Asahi that have been disclosed to CoTherix during the due diligence investigation by CoTherix. The [***] Agreements have been terminated with no [***] from Asahi to [***] nor outstanding sublicenses by [***] of any intellectual property rights of Asahi. To the best of Asahi’s knowledge as of the Effective Date, the [***] Patents are the only Patents owned by, licensed to or otherwise Controlled by any [***] Entity that Cover any Active Drug Substance or Product within the CoTherix Licensed Fields [***]. To the best of Asahi’s knowledge, [***].

(d) CoTherix hereby represents, covenants and warrants to Asahi as follows:

(i) as of the Effective Date CoTherix has not granted and during the term of this Agreement CoTherix and its Affiliates will not grant, any right to any Third Party relating to the CoTherix Intellectual Property Rights, CoTherix [***] Patent and the right of reference that would conflict with or diminish the rights granted to Asahi hereunder.

(ii) As of the Effective Date, CoTherix employed (or contracted with) and will in the future employ (or contract with) individuals of appropriate knowledge and experience to conduct, direct and supervise Development and Commercialization of Products within the CoTherix Licensed Fields in a Commercially Reasonable manner in the Territory, consistent with its obligations under this Agreement.

(iii) as of the Effective Date, CoTherix is the sole and lawful owner of the entire right, title, and interest in and to the CoTherix [***] Patents;

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

(iv) as of the Effective Date, there are no outstanding liens, security interests, pledges, charges, mortgages, restrictions, interests and/or encumbrances of any kind in or burdening any of the CoTherix [***] Patents;

(v) as of the Effective Date there are no interferences or oppositions pending, declared or threatened regarding the CoTherix [***] Patents;

9.2 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY’S TECHNOLOGY LICENSED HEREUNDER IS PROVIDED “AS IS”, AND THE LICENSING PARTY EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR ENFORCEABILITY OF THE PATENT, OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

SECTION 10: NON-COMPETITION; MERGER

10.1 Non-Competition. For a period from the Effective Date until the earlier to occur of (a) the First Commercial Sale of the first Product, or (b) three (3) years after the Effective Date (the “Non-Competing-Development Period”), CoTherix, its Affiliates and Sublicensees shall not perform Clinical Development or Commercialization of Direct Rho Kinase Inhibitors (other than Products hereunder) in the Stable Angina indication or PH indication; and for a period from the Effective Date until the earlier to occur of (i) six (6) years after the Effective Date or (ii) three (3) years after the First Commercial Sale of the first Product (the “Non-Competing-Sales Period”), CoTherix, its Affiliates and Sublicensees shall not Commercialize Direct Rho Kinase Inhibitors (other than Products hereunder) that have received Regulatory Approval for use in the Stable Angina indication or PH indication. In the event CoTherix acquires control, construed in the manner such term is defined in the Affiliate definition hereunder (through asset acquisition, stock acquisition, merger or otherwise), of a Third Party company performing Preclinical Development, Clinical Development or Commercialization of a Direct Rho Kinase Inhibitor (other than a Product if such Third Party is a Sublicensee) in the Stable Angina indication or PH indication, in order to comply with such restriction, CoTherix shall either (A) sell or otherwise divest such Direct Rho Kinase Inhibitor reasonably promptly following such acquisition, or (B) conduct an orderly wind down to suspend for the Non-Competing-Development Period and/or Non-Competing-Sales Period, as applicable, any ongoing activities (consistent with any contractual obligations or applicable laws and regulations) that are subject to the non-compete above. In the event a Third Party company performing Preclinical Development, Clinical Development or Commercialization of a Direct Rho Kinase Inhibitor (other than a Product if such Third Party is a Sublicensee) in the Stable Angina indication or PH indication acquires control (through asset acquisition, stock acquisition, merger or otherwise) of CoTherix, the non-compete above (i.e., the terms of this Section 10.1) shall terminate upon such acquisition.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

10.2 Asahi’s Direct Rho Kinase Inhibitors. In the event Asahi initiated substantive business terms and conditions negotiations with any Third Party company relating to a Direct Rho Kinase Inhibitor (other than the Active Drug Substance) discovered by Asahi for Development or Commercialization of such Direct Rho Kinase Inhibitor in the Stable Angina indication or Pulmonary Hypertension indication, Asahi shall notify CoTherix of the opportunity to license and/or collaborate with respect to such Direct Rho Kinase Inhibitor and negotiate with CoTherix in good faith in parallel with the Third Party company [***] Asahi will not conclude any binding agreement (or grant any license, option, right of first refusal or the like) with the Third Party company with respect to such Direct Rho Kinase Inhibitor. It is understood by both Parties that Asahi’s obligation and CoTherix’s right in this Section 10.2 shall be only effective until termination of the Non-Competing- Development Period or, if earlier, acquisition of CoTherix by a Third Party company performing Preclinical Development, Clinical Development or Commercialization of a Direct Rho Kinase Inhibitor (other than a Product if such Third Party is a Sublicensee) in the Stable Angina indication or PH indication.

SECTION 11: TERM AND TERMINATION

11.1 Term. This Agreement shall become effective as of the Effective Date and, unless sooner terminated as provided herein, shall continue in effect for indefinite period of time.

11.2 Termination.

(a) Delayed Commencement; Oral Product. Notwithstanding any other provision herein (but subject to Section 11.2(e)), Asahi may terminate this Agreement with respect to Oral Products if CoTherix (or an Affiliate or Sublicensee) does not commence the Clinical Development of an Oral Product in at least one country within six (6) months after the Effective Date, which time period shall be extended for a period of time commensurate with (i) any delays attributable to the delay in delivery of, or unavailability of, finished Oral Product supplies suitable for use in such Clinical Development, (ii) any delays attributable to regulatory or institutional causes (e.g., delays imposed by actions or inactions of Regulatory Agencies or delays in obtaining necessary Internal Review Board approvals), and (iii) any delays due to force majeure events in accordance with Section 13.3. The term “commence” or “commencement” in the foregoing sentence and in the Section 11.2(b) shall mean the first dosing of a patient properly enrolled in a Phase 1 Clinical Trial, Phase 2 Clinical Trial or Phase 3 Clinical Trial.

(b) Delayed Commencement; Inhaled Product. Notwithstanding any other provision herein (but subject to Section 11.2(e)), Asahi may terminate this Agreement with respect to Inhaled Products if CoTherix (or an Affiliate or Sublicensee) does not commence the Clinical Development of an Inhaled Product in at least one country within eighteen (18) months after the Effective Date, which time period shall be extended for a period of time commensurate with (i) any delays attributable to the delay in delivery of, or unavailability of, finished Inhaled Product supplies suitable for use in such Clinical Development, (ii) any delays resulting from the results of toxicology testing of such Inhaled Product, (iii) any delays attributable to regulatory or institutional causes (e.g., delays imposed by actions or inactions of Regulatory Agencies or delays in obtaining necessary Internal Review Board approvals), and (iv) any delays due to force majeure events in accordance with Section 13.3.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

(c) Delayed Development. Notwithstanding any other provision herein (but subject to Section 11.2(e)), Asahi may terminate this Agreement on a Product-by-Product basis if CoTherix (and all Affiliates and Sublicensees) completely abandon all efforts towards the Clinical Development of a Product in all the countries in the Territory before the First Commercial Sale in the U.S. or Europe. Upon First Commercial Sale of a Product in the U.S. or any country of Europe this Section 11.2(c) shall expire and be of no further force or effect as to all Products. The term “abandon” in the foregoing sentence shall mean that CoTherix (and its Affiliates and Sublicensees) have completely abandoned all efforts towards the Clinical Development of the Product and at least [***] have elapsed since the last Clinical Development-related activity undertaken by or on behalf of CoTherix (or an Affiliate or Sublicensee) without amending the Development Plan by the approval of the Joint Technical Committee; provided that, for the avoidance of doubt, suspension of all Clinical Trials or the absence of Clinical Trials at a given time shall not constitute “abandonment” (i.e., will not mean CoTherix “abandons” Clinical Development hereunder) so long as CoTherix (or an Affiliate or Sublicensee) is using Commercially Reasonable Efforts to move Development efforts forward or obtain Regulatory Approval. For so long as at least one Product remains in Development (i.e. not in a state of abandonment hereunder), no other Product shall be deemed to be in a state of abandonment under this Section 11.2(c) if CoTherix is satisfying its diligence obligations with respect to such other Product under Section 2.2. In the event of Change of Control of CoTherix pursuant to Section 11.2(f), [***] in the term “abandon” shall be [***].

(d) Delayed First Commercial Sale. Notwithstanding any other provision herein (but subject to Section 11.2(e)), Asahi may terminate this Agreement on a Product-by-Product and a country-by-country basis if CoTherix (or an Affiliate or Sublicensee) has not made a First Commercial Sale of a Product in a Major Market country within one (1) year following the first Regulatory Approval of such Product in the corresponding Major Market country. Notwithstanding the foregoing, any failure to make a First Commercial Sale due to issue(s) involving pricing, reimbursement, and/or restrictive or unfavorable label (or due to similar economic consideration and risks of comparable effect to the commercial viability of the Product and other reasonable issues presented to the Joint Technical Committee, which Asahi shall reasonably consider) which justify delaying or foregoing such First Commercial Sale, shall not give rise to the right of Asahi to terminate under this subsection (d). Furthermore, the right of Asahi to terminate under this subsection (d) shall expire (and be of no further force and effect as to all Products and all countries) upon the First Commercial Sale of the first Product in each of the Major Market countries.

(e) If any of the termination rights are triggered in accordance with Section 11.2(a), (b), (c) or (d), Asahi shall be able to terminate this Agreement by sixty (60) day prior written notice to CoTherix, and the termination shall become effective if CoTherix fails to cure within such sixty (60) day period (but such termination shall not be effective if CoTherix has cured within such time period); provided, however, that if CoTherix notifies Asahi of the occurrence of

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

such a termination trigger, Asahi shall exercise its right to terminate within sixty (60) days of such CoTherix’s notice, after which time Asahi’s right to terminate with respect to such trigger shall expire.

(f) Change of Control. In the event of any act or transaction, including, but not limited to, sale or exchange of stock, merger, dissolution, and sale of assets, which results in a Change of Control of CoTherix (defined below) such that it is controlled by a Competitive Company, whether durably or temporarily, and the Competitive Company acquiror fails to Develop and Commercialize Products as required by this Agreement, Asahi shall be entitled to terminate this Agreement as described below in this subsection (f). For purposes of this subsection (f), the term “Change of Control of CoTherix” shall mean any of the following events: (i) any Third Party (or group of Third Parties acting in concert) that conduct Development or Commercialization of a Pulmonary Hypertension drug or a Stable Angina drug (other than a Product if such Third Party is a Sublicensee) (“Competitive Company”) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the stock then outstanding of CoTherix normally entitled to vote in elections of directors; (ii) CoTherix consolidates with or merges into another Competitive Company, or any Competitive Company consolidates with or merges into CoTherix, in either event pursuant to a transaction in which more than fifty percent (50%) of the total voting power of the stock outstanding of the surviving entity normally entitled to vote in elections of directors is not held by the parties holding at least fifty percent (50%) of the outstanding shares of CoTherix preceding such consolidation or merger; or (iii) CoTherix conveys, transfers or leases all or substantially all of its assets to a Competitive Company. In this case, the Competitive Company must either assume in writing CoTherix’s obligations under this Agreement to Develop and Commercialize Products in accordance with this Agreement or confirm and commit in writing that it will not interfere with CoTherix continuing to do so (if CoTherix remains a separate entity), and the [***]in the term “abandon” in Section 11.2(c) shall be [***]. The Competitive Company must provide Asahi with such written assumption, or confirmation and commitment, at least thirty (30) days before the closing date of the Change of Control of CoTherix transaction; provided that Asahi agrees to maintain such disclosure in confidence until after the public announcement of the closing of the Change of Control of CoTherix transaction. If (A) such Competitive Company does not assume these obligations in writing or (if CoTherix remains a separate entity) confirm and commit in writing that such Competitive Company will not interfere with CoTherix’s performance of these obligations to Develop and Commercialize Products as required by this Agreement, or (B) such Competitive Company and CoTherix fail to comply with such obligations to Develop and Commercialize Products as required by this Agreement, then Asahi may provide a notice of material breach under Section 11.2(h). If the Competitive Company and CoTherix fail to cure in accordance with the first and second sentences in Section 11.2(h), then Asahi may terminate this Agreement by providing a second notice; provided, however, that the cure period for any failure of subsection (A) in the foregoing sentence shall be shortened to thirty (30) days. To be clear, a failure described in subsection (A) of two (2) sentences before this one, will be considered a material breach of this Agreement for which, if not timely cured, Asahi is entitled to terminate. If Asahi terminates this Agreement after a Change of Control of CoTherix (as described above), then the Competitive Company must and shall comply with all of the transition assistance, technology licensing, payment and other obligations stated in Section 11.3(b).

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

(g) Validity Challenge. In the event CoTherix or its Affiliate disputes, or directly or indirectly causes or knowingly assists a Third Party to dispute, the validity of any Asahi Patent in any country; applies or otherwise seeks, or directly or indirectly causes or knowingly assists a Third Party to apply or otherwise seek, to revoke any Asahi Patent in any country; or opposes, or directly or indirectly causes or knowingly assists a Third Party to oppose, the grant of any Asahi Patent in any country, Asahi may terminate this Agreement.

If Asahi or its Affiliate disputes, or directly or indirectly causes or knowingly assists a Third Party to Dispute, the validity of any CoTherix Patent or CoTherix [***] Patent in any country; applies or otherwise seeks, or directly or indirectly causes or knowingly assists a Third Party to apply or otherwise seek, to revoke any CoTherix Patent or CoTherix [***] Patent in any country; or opposes, or directly or indirectly causes or knowingly assists a Third Party to oppose, the grant of any CoTherix Patent or CoTherix [***]Patent in any country, CoTherix may terminate this Agreement.

(h) Material Breach. If CoTherix or Asahi materially breaches this Agreement, this shall entitle the other Party to give the Party in default notice requiring it to cure such default. If such default is not cured within one hundred twenty (120) days after receipt of such notice the notifying Party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) to terminate this Agreement. Notwithstanding the foregoing, in the event of a non-monetary default, if the default is not reasonably capable of being cured within the one hundred twenty (120) day cure period by the defaulting Party and such defaulting Party is making a good faith effort to cure such default, the notifying Party may not terminate this Agreement; provided, however, that the notifying Party may terminate this Agreement if such default is not cured within two hundred forty (240) days of such original notice of default. The right of either Party to terminate this Agreement as hereinabove provided shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default.

Any notice of material breach under this subsection (h) shall only be effective if it explicitly states that it is a notice of material breach under this Section 11.2(h), and describes with reasonable specificity and detail the alleged breach, and what Section of this Agreement is alleged to be breached.

(i) Insolvency. In the event that one of the Parties hereto shall go into liquidation, or a receiver or a trustee be appointed for the property or estate of that Party and said receiver or trustee is not removed within ninety (90) days, or such Party makes an assignment for the benefit of creditors (collectively, a “Bankruptcy Event”), whether or not any of the aforesaid Bankruptcy Events be the outcome of the voluntary act of that Party, the other Party shall be entitled to terminate this Agreement.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

(j) Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by CoTherix or Asahi are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject party.

(k) Pending Disputes, etc. If CoTherix disputes a breach or that termination by Asahi hereunder is appropriate, then CoTherix’s license shall remain in effect until the dispute is resolved by arbitration (and thereafter if such resolution determines that Asahi may not or has not terminated this Agreement or the applicable rights hereunder). Furthermore, in any dispute resolution under Section 13.10, either Party may request that, in the event of a determination that the other Party otherwise has the right to terminate hereunder, a remedy in lieu of termination be imposed and, if the Party shows good cause therefor (including the adequacy of such remedy in lieu of termination and subject to any rebuttal arguments of the other Party), the arbitrator(s) shall have the authority, but not the obligation, to impose such alternative remedy in lieu of termination if the arbitrator(s) so choose(s).

11.3 Consequences of Termination by Asahi.

(a) In the event that this Agreement is terminated by Asahi for one or more Products in one or more countries in accordance with Sections 11.2(a) through (e) hereof, CoTherix shall, and shall cause its Affiliates and obligate its Sublicensees to, solely with respect to each Product in each country, for which the termination applies:

(i) relinquish its rights to Asahi Intellectual Property Rights granted hereunder;

(ii) grant to Asahi as of the effective date of such termination: (A) a sole and exclusive license under CoTherix Intellectual Property Rights and non-exclusive license under CoTherix [***] Patents, with a right to sublicense (which [***] shall be consistent with the license granted to Asahi) [***] to use, research, develop, manufacture, have manufacture, market, offer to sell, sell, distribute, import for sale and otherwise dispose of the relevant Product in the relevant country within the Territory (which Product and country are the subject of termination); and (B) a sole and exclusive right, with a right to sublicense (which shall not be subject to the Parties’ mutual agreement for any such sublicense, but shall be consistent with the license granted

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

to Asahi) [***] to make reference to the Regulatory Documentation of the terminated Product and/or (to the extent necessary or useful) Active Drug Substance Controlled by or comes within Control of CoTherix or its Affiliates or Sublicensees during the term of this Agreement for the purposes mentioned in the foregoing subsection (a)(ii)(A);

(iii) confirm that the rights, licenses and options granted under Section 3.3 and Section 4.6 shall remain in effect in accordance with their terms (including the obligation of Asahi to pay any royalties or other payments expressly provided for thereunder);

(iv) make all payments accrued, under this Agreement with respect to such terminated Product and country, prior to the effective termination date;

(v) in connection with any and all assignments expressly provided for under this Section 11.3, execute and deliver such instruments and take such actions as may be necessary or desirable to effect such transfer [***];

(vi) transfer to Asahi all Regulatory Documentation and, in the event the relevant country is the U.S., all Orphan Drug Act petitions, designations and exclusivity, in each case solely related to the applicable terminated Product in such country (it being understood that any such Regulatory Documentation, petitions, designations or exclusivity that relate, in whole or in party, to products of CoTherix (or an Affiliate or Sublicensee) other than the terminated Product, including any Products for which CoTherix retains rights hereunder, shall remain with CoTherix, subject to the rights of reference granted in subsection (ii) above), upon Asahi’s written request for the same, take any necessary action to transfer such Regulatory Documentation, submit study reports to FDA as required to facilitate the transition of the terminated Product, and render assistance in responding to any inquiry from FDA in relation to studies conducted by CoTherix or its Affiliates or Sublicensees with respect to the terminated Product before the transfer, [***];

(vii) transfer to Asahi responsibility for and control of ongoing work of CoTherix related solely to the applicable terminated Product in an expeditious and orderly manner as of the date of such termination (and facilitate the sharing, extension or replacement of the benefits of any such work relating both to the terminated Product and to any other products of CoTherix), [***] in particular: (1) provide Asahi with such reasonable assistance as is necessary to effectuate a smooth and orderly transition of any Development and Commercialization of the terminated Product, including any ongoing Clinical Development thereof to Asahi or its designee so as to minimize any disruption of such activities, including the assignment of any such contracts (which CoTherix has the right to assign to Asahi) and the transfer of any such material, in each case which are related solely to the terminated Product (and not otherwise used in relation to other products of CoTherix), and cooperate with Asahi to effect such transfers and assignments in an orderly fashion (and reasonably assist Asahi with any discussions with Third Parties regarding any relevant contracts of CoTherix that are not assignable in accordance with the foregoing) and provide to Asahi or its designee any copies of relevant documents (within the possession and Control of CoTherix) and rights or reference or access necessary to allow Asahi to Develop and Commercialize the terminated Product; (2) prepare information catalogue listing all material

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

Information and database in CoTherix’s possession and Control arising out of the Development or Commercialization work of the applicable terminated Product; (3) continue to comply with Section 2.3(e) regarding applicable Regulatory Documentation and other applicable documentation in respect of the terminated Product; (4) make necessary arrangement to grant Asahi reasonable direct access (without undue burden on operations or unreasonable interruption of business) to employees of CoTherix, its Affiliates and Sublicensees, and use reasonable efforts to facilitate similar access to such employees of contract research organizations, institutions and clinical investigators, in all such cases who are involved in Development or Commercialization of the terminated Product; (5) relieve Asahi from retaining samples and records in accordance with Sections 7.3(e) and (f) and from conducting stability testings of the applicable terminated Product and the Active Drug Substance used for manufacture of the terminated Product (in all such cases solely to the extent solely related to the terminated Product (and not to any Product for which CoTherix retains rights hereunder)), except where it is required by applicable laws and regulations; (6) keep and maintain all GMP documents and samples in compliance with applicable laws and regulations that are applicable immediately prior to such termination and grant Asahi access to such GMP documents and samples; (7) use reasonable efforts to obligate Third Party Manufacturers to transfer all material Information obtained by such Third Party Manufacturers in relation to the applicable terminated Product (except to the extent such Information is also used in relation to other products (including Products) of CoTherix, in which case the Parties shall mutually agree upon a reasonable plan for mutual access and use of the relevant Information; and (8) if requested by Asahi, assign an agreement in relation to an ISS in applicable country to the extent CoTherix has a right to assign such agreement and to the extent such agreement relates solely to the terminated Product [***];

(viii) provide such reasonable assistance and information (in CoTherix’s possession and Control) as may be necessary for Asahi to effect the transfer of manufacturing activities, including the same assistance and information described in Section 7.6 as soon as reasonably practicable [***]; and

(ix) sell to Asahi, at any time within ninety (90) days of such termination, at Asahi’s election, all or any portion of the inventory of the applicable terminated Product owned by CoTherix or its Affiliates or Sublicensees that are intended for sale in such country [***]. Such election shall be made by Asahi in writing and within thirty (30) days of such termination. If Asahi elects to receive such CoTherix inventory, then CoTherix shall, and shall cause its Affiliates and obligate its Sublicensees to, ship [***] such inventory to Asahi.

(b) In the event that this Agreement is terminated by Asahi in its entirety in accordance with Sections 11.2(a) through (i) hereof, in addition to CoTherix’s obligations under Section 11.3(a)(i) through (ix) with respect to all Products in all countries of the Territory, CoTherix shall, and shall cause its Affiliates and obligate its Sublicensees to,:

(i) grant to Asahi as of the effective date of such termination: (A) a sole and exclusive license under CoTherix Intellectual Property Rights and non-exclusive license under CoTherix [***] Patent, with a right to sublicense (which shall be [***] consistent with the license

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

granted to Asahi) [***] to use, research, develop, manufacture, have manufactured, market, offer to sell, sell, distribute, import for sale and otherwise dispose of Fasudil Formulations in any indications within the Territory; and (B) a sole and exclusive right, with a right to sublicense (which shall be no longer subject to the Parties’ mutual agreement for any such sublicense, but shall be consistent with the license granted to Asahi) [***]to make reference to the Regulatory Documentation of Products and/or Active Drug Substance Controlled by or comes within Control of CoTherix or its Affiliates or Sublicensees during the term of this Agreement for the purposes mentioned in the foregoing subsection (b)(i)(A); and

(ii) provide for the license granted to Asahi under Section 3.3 to remain in effect following such termination in accordance with its terms (including the obligation of Asahi to pay any royalties expressly provided for thereunder with respect to the CoTherix [***] Patents; except that such license shall be expanded to include any indications outside the Territory and CoTherix’s agreement shall no longer be required for Asahi to sublicense).

11.4 Consequences of Termination by CoTherix; CoTherix Termination at Will.

(a) For Asahi’s Breach or Bankruptcy. If CoTherix terminates this Agreement under Section 11.2(g) (Validity Challenge), Section 11.2(h) (Material Breach) or Section 11.2(i) (Insolvency), then all licenses and rights of reference granted by Asahi to CoTherix hereunder shall survive and become perpetual and irrevocable (provided that CoTherix continues to pay the royalties owed in accordance with the terms hereof); Asahi’s consent shall no longer be required for CoTherix to sublicense or for any other matter stated in this Agreement; all licenses and rights of reference granted by CoTherix to Asahi hereunder shall immediately terminate (and, for the avoidance of doubt, no licenses provided for under Section 11.3 shall be granted); Joint Technical Committee and Asahi consent shall no longer be required for any matter (and shall be deemed to have been granted in any case); CoTherix’s obligations under Sections 2-4 and 6-10 shall terminate; CoTherix shall have the right (but not the obligation) to prosecute and maintain the Asahi Patents within the Territory; and CoTherix shall have the sole right to enforce the Asahi Patents and the Joint Patents in the Territory within the scope of the licenses to CoTherix hereunder, with full cooperation from Asahi, with CoTherix retaining all recoveries.

(b) Voluntary Termination. In addition to CoTherix’s rights to terminate under Section 11.2(g) (Validity Challenge), Section 11.2(h) (Material Breach) or Section 11.2(i) (Insolvency), upon the earliest of (i) delivery of reports on the open-label extension portion of the initial Phase 2 Clinical Trial of Products to Asahi, (ii) delivery of reports on the randomized, double-blind, placebo-controlled portion of the initial Phase 2 Clinical Trials of Products to Asahi in the event that safety issues make it commercially unreasonable to commence the open-label extension portion of the initial Phase 2 Clinical Trials, or (iii) three (3) years after the Effective Date, CoTherix shall have the right to terminate this Agreement in its entirety with or without cause on six (6) months prior notice to Asahi. In this case, the effects of the termination will be as in Section 11.3(b), as if Asahi had terminated, and CoTherix will assist Asahi and provide reasonable transition assistance to Asahi as provided for in Section 11.3.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

11.5 Other Surviving Rights. The rights and obligations set forth in this Agreement shall extend beyond the term or termination of this Agreement only to the extent expressly provided for herein. Except where expressly provided for otherwise in this Agreement, termination or expiration of this Agreement shall not relieve the Parties hereto of any liability, including any obligation to make payments hereunder, that has accrued hereunder prior to the effective date of such termination nor shall it preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor shall it prejudice any Party’s right to obtain performance of any obligation. Without limiting the foregoing, Sections 2.3(d) (Site Visit/Audit), 2.3(e) (Retention of Regulatory Documentation and Other Documentation), 2.9 (Adverse Drug Reactions), 5.8 (Royalty Reports and Payments), 5.9 (Payments; Interest), 5.10 (Taxes), 5.11 (Payment Currency), 5.12 (Records of Revenues and Expenses), 6.1 (Ownership of Intellectual Property), 6.2(a) and (b) (Maintenance and Prosecution of Asahi Patents, and CoTherix Patents and CoTherix [***]Patent) solely related to procedures, rights and obligations if either Party elects to abandon any Asahi Patent or CoTherix Patent directed to the Active Drug Substance or any Fasudil Formulation (i.e. not with respect to Patents that are primarily directed to a generally applicable technology), 6.2(c) and (d) (Maintenance and Prosecution of Joint Patents, and Cooperation) but solely with respect to Joint Patents in the case of Section 6.2(d), 7.3(e) (Retention of Samples) and (f) (Records) but solely to the extent required to comply with applicable laws and regulatory requirements, 7.6 (Cooperation) but solely in connection with a transition under Section 11.3 and solely for the period of such transition, 8 (CONFIDENTIALITY), 9.2 (Disclaimer), 11.2(j) (Rights in Bankruptcy), 11.3 (Consequences of Termination by Asahi), 11.4(a) (Consequences of Termination by CoTherix), this Section 11.5 (Surviving Rights), Sections 12 (INDEMNIFICATION), 13.1 (Assignment), 13.6 (Notices), 13.10 (Governing Law and Dispute Resolution) and 13.16 (Independent Contractors) shall survive the termination or expiration of this Agreement for any reason.

SECTION 12: INDEMNIFICATION

12.1 Indemnification by CoTherix. CoTherix hereby agrees to defend, hold harmless and indemnify (collectively “Indemnify”) Asahi and its Affiliates, and its and their agents, directors, officers and employees (the “Asahi Indemnitees”) from and against any and all liabilities, expenses, damages and/or losses (including without limitation reasonable legal expenses and attorneys’ fees) (collectively “Losses”) resulting from suits, claims, actions and demands, in each case brought by a Third Party (each, a “Third-Party Claim”) arising directly or indirectly out of (i) a breach of any of CoTherix’s representations and warranties or covenants pursuant to Section 9; and/or (ii) the development, manufacture, having manufactured, storage, handling, use, sale, offer for sale or importation of Products by or on behalf of CoTherix, its Affiliates, Sublicensees or distributors in the Territory; and/or (iii) the manufacture, having manufactured or importation of Products or Active Drug Substance by or on behalf of CoTherix, its Affiliates, Sublicensees or Third Party Manufacturers outside the Territory in accordance with Section 4.5. CoTherix’s obligation to Indemnify the Asahi Indemnitees pursuant to this Section 12.1 shall not apply to the extent that any such Losses (A) arise from the negligence or intentional misconduct of any Asahi Indemnitee; (B) arise from any breach by Asahi of this Agreement; or (C) are Losses for which Asahi is obligated to Indemnify CoTherix Indemnitees pursuant to Section 12.2.

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

12.2 Indemnification by Asahi. Asahi hereby agrees to Indemnify CoTherix and its Affiliates, and its and their agents, directors, officers and employees (the “CoTherix Indemnitees”) from and against any and all Losses resulting from Third-Party Claims arising directly or indirectly out of (i) a breach of any of Asahi’s representations and warranties or covenants pursuant to Section 9 or Section 7.3 (b); and/or (ii) the development, manufacture, having manufactured, storage, handling, use, sale, offer for sale or importation of Fasudil Formulations by or on behalf of Asahi and its Affiliates, their licensees or distributors outside the Territory; and/or (iii) the development, manufacture, having manufactured or importation of Fasudil Formulations or Active Drug Substance by or on behalf of Asahi and its Affiliates, or their licensees or Third Party toll manufacturing contractors inside the Territory in accordance with Section 4.5 and/or (iv) a claim that any of the CoTherix Indemnities, acting within the scope of the license granted under Section 3.1 herein, has infringed any Patent generated under any of the Asahi Research Agreements or has misappropriated any trade secret or confidential information with respect to Information obtained by Asahi under any of the Asahi Research Agreement and provided by Asahi or any of its Affiliates to a CoTherix Indemnitee hereunder. Asahi’s obligation to Indemnify CoTherix Indemnitees pursuant to the foregoing sentence shall not apply to the extent that any such Losses (A) arise from the negligence or intentional misconduct of any CoTherix Indemnitee; (B) arise from any breach by CoTherix of this Agreement; or (C) are Losses for which CoTherix is obligated to Indemnify the Asahi Indemnitees pursuant to Section 12.1.

12.3 Procedures. Each indemnified Party agrees to give the indemnifying Party a prompt written notice of any Third-Party Claim and associated Loss upon which such indemnified Party intends to base a request for indemnification under Sections 12.1 or 12.2, promptly after learning of it. Each Party shall furnish promptly to the other copies of all papers and official documents received in respect of any Loss. To be eligible to be Indemnified hereunder, the Asahi Indemnitee or CoTherix Indemnitee must tender defense hereunder to the other Party. With respect to any Third-Party Claim and associated Loss relating solely to the payment of money damages and that will not result in the indemnified Party becoming subject to injunctive or other equitable relief or otherwise adversely affecting the business of the indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the indemnified Party hereunder, the indemnifying Party shall have the sole right to choose whether and how to defend, settle or otherwise dispose of such Third-Party Claim and associated Loss on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. The indemnifying Party shall obtain the written consent of the indemnified Party, which shall not be unreasonably withheld or delayed, prior to ceasing to defend, settling or otherwise disposing of any Third-Party Claim and associated Loss if, as a result thereof, the indemnified Party would become subject to injunctive or other equitable relief or any remedy other than the payment of money, which payment would be the responsibility of the indemnifying Party. The indemnifying Party shall not be liable for any settlement or other disposition of a Third-Party Claim and associated Loss by the indemnified Party that is reached without the written consent of the indemnifying Party. The reasonable costs and expenses, including reasonable fees and disbursements of counsel incurred by any indemnified Party in connection with any Third-Party Claim and associated Loss, shall be reimbursed on a quarterly basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the indemnified Party.

If the Parties cannot agree as to the application of Sections 12.1 and 12.2 as to any particular Third-Party Claim and associated Losses, then each Party may conduct its own defense of such Third-Party Claim and reserves the right to claim indemnity from the other Party upon resolution of the underlying Third-Party Claim.

12.4 Limitation of Liability. EXCEPT TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER THIS SECTION 12 OR IN RESPECT OF A BREACH OF SECTION 8 (CONFIDENTIALITY AND NON-USE OBLIGATIONS), NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES SHALL BE LIABLE FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE.

SECTION 13: MISCELLANEOUS

13.1 Assignment.

(a) Each Party may assign this Agreement or any of its rights or obligations under this Agreement to any of its Affiliates; provided, however, that such assignment shall not relieve the Party of its responsibilities for performance of its obligations under this Agreement. Either Party shall, subject to Section 11.2(f) in case of Change of Control of CoTherix, be entitled to assign this Agreement or any of this rights or obligations under this Agreement to any entity with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets of its pharmaceutical business, provided, however, that such assignment shall not relieve the Party of its responsibilities for performance of its obligation under this Agreement.

(b) Except as provided in Section 13.1(a), neither Party to this Agreement shall have the right to assign this Agreement or its rights or obligations under this Agreement, without the other Party’s prior written consent.

(c) This Agreement shall be binding upon and inure to the benefit of the permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

13.2 Retained Rights. Nothing in this Agreement shall limit in any respect the right of either Party to conduct research and development and to market products using such Party’s technology other than as herein expressly provided.

13.3 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, terrorism, security, fire, explosion, earthquake, flood, strike, lockout, embargo, act of God or any other cause beyond the control of the defaulting Party; provided, that the Party claiming force majeure has extended all reasonable efforts to avoid or remedy such force majeure, continues to employ such efforts and promptly notifies the other Party of such force majeure event.

13.4 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement upon the reasonable request of the other Party; provided, that the requesting Party fully reimburses such Party for all costs and expenses (including internal and out-of-pocket costs) incurred by such Party in delivering such instruments and doing such acts (except for minor or routine administrative matters).

13.5 No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names “CoTherix” or “Asahi” or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of this Agreement.

13.6 Notices. All notices hereunder shall be in writing, effective upon receipt, and shall be delivered personally, mailed by registered or certified mail (return receipt requested, postage prepaid), or sent by internationally recognized express courier service, to the other Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	If to Asahi:

Asahi Kasei Pharma Corporation

9-1 Kanda Mitoshirocho

Chiyoda-ku, Tokyo 101-8481, Japan

Attention: Licensing and Business Development

Facsimile: +81-3-3259-5714

(b)	If to CoTherix:

CoTherix, Inc.

5000 Shoreline Court, Suite 101

South San Francisco, California 94080, U.S.

Attention:   Robert S. Michitarian,

                    Vice President and General Counsel

Facsimile:   (650) 808-6898

With a required copy to the same address to “Attention: Chief Executive Officer”

And another required copy to:

Morrison and Foerster LLP

425 Market Street

San Francisco, CA 94105

Attention:   Jonathan S. Dickstein

Facsimile:   (415) 268-7522

Facsimile notice to the above facsimile notices, with confirmation of receipt, shall also be effective notice and shall be followed with a copy delivered as provided in the first sentence of this Section 13.6. To avoid any doubt, emails do not and shall not under any circumstances constitute effective notice under this Agreement.

13.7 Waiver. Except as specifically provided herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any right or remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement. The provisions of this Agreement may only be waived by a writing that is explicit that it is waiving the performance of a provision of this Agreement and is executed by an officer of the waiving Party.

13.8 Severability. Each Party hereby agrees that it does not intend, by its execution hereof, to violate any public policies, statutory or common laws, rules, regulations, treaties or decisions of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, which valid provisions in their economic and other effects are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole or the validity of any portions hereof, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provision.

13.9 Ambiguities. The Parties acknowledge and agree that: (a) each Party (and its internal counsel and, if any, external counsel) reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

13.10 Governing Law and Dispute Resolution.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of Japan, without giving effect to its conflict of laws provisions.

(b) The following provisions apply except where procedures for dispute resolution are otherwise expressly provided in this Agreement. If a dispute should arise between the Parties out of or relating to this Agreement or to a breach thereof, including as to the interpretation, performance or termination of this Agreement, the Parties shall initially seek to resolve such dispute amicably by submitting the dispute to the CEO of each Party in an effort to effect a mutually acceptable resolution thereof. If the Parties fail to resolve the matter by good faith negotiation within a period of sixty (60) days of the submission, then either Party may institute binding arbitration of the dispute. The arbitration shall be conducted in English, in the San Francisco, California, U.S. if initiated by Asahi, or in Tokyo, Japan if initiated by CoTherix, under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. Judgment on the award rendered by the arbitrator(s) shall be final and may be entered in any court having jurisdiction hereof. Notwithstanding the foregoing, nothing in this Section 13.10 shall be construed as limiting in any way the right of a Party to seek injunctive relief with respect to any actual or threatened breach of this Agreement, which breach would cause irreparable harm to the Party seeking such relief, from a court of competent jurisdiction.

13.11 Headings. The section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

13.12 Counterparts. This Agreement may be executed by the Parties in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Such counterparts may be exchanged by facsimile (provided that each executed counterpart is transmitted in one complete transmission). Where there is an exchange of executed counterparts, each Party shall be bound by this Agreement notwithstanding that original copies of this Agreement may not be exchanged immediately. The Parties shall cooperate after execution of this Agreement and exchange by facsimile to ensure that each Party obtains an original executed copy of this Agreement.

13.13 Entire Agreement; Amendments. This Agreement, including all Exhibits attached hereto, all documents and things incorporated herein by reference and all of the documents delivered concurrently herewith set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto relating to the subject matter hereof and supersede and terminate all prior agreements and understandings between the Parties, including without limitation the Confidentiality Agreements. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties. This Agreement, including, without limitation, all Exhibits attached hereto, is intended to define the full extent of the legally enforceable undertakings of the Parties hereto, and no promise or representation, either written or oral, that is not set forth explicitly is intended by either Party to be legally binding. Each Party acknowledges that, in deciding to enter into this Agreement and to conclude the transactions contemplated herein, it has not relied upon any statements or representations, either written or oral, other than those explicitly set forth herein.

13.14 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

13.15 Language. This Agreement has been prepared in the English language, American usage, which shall govern its meaning and interpretation for all purposes. No translation of this Agreement into any other language shall be given any force or effect.

13.16 Independent Contractors. The status of the Parties under this Agreement shall be that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties.

13.17 No Partnership. This Agreement does not create a partnership for U.S. federal income tax purposes (as defined in Section 761 of the U.S. Internal Revenue Code of 1986, as amended) for any federal, state or local jurisdiction or for any country outside the U.S. Therefore, there is no requirement to file Form 1065, U.S. Partnership Return of Income, any similar U.S. state or local income tax return or any similar document with tax authorities in any country other than the U.S.

[Signature page follows]

IN WITNESS WHEREOF, Asahi and CoTherix have caused this Agreement to be executed as of the Effective Date by their respective duly authorized representatives.

Asahi Kasei Pharma Corporation		CoTherix, Inc.

By:	/s/ Kei Oe	By:	/s/ Donald J. Santel
Name:	Kei Oe	Name:	Donald J. Santel
Title:	President	Title:	Chief Executive Officer

EXHIBIT A

ASAHI PATENTS

			[***]

[***]	US	Issued	[***]	5,942,505	[***]

			[***]

[***]	US	Issued	[***]	6,699,508	[***]

			[***]

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

COTHERIX PATENTS

[***]

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

EXHIBIT C

COUNTRIES OF EUROPE

• Albania	• Latvia

• Andorra	• Liechtenstein

• Austria	• Lithuania

• Belgium	• Luxembourg

• Bosnia & Herzegovina	• Macedonia

• Bulgaria	• Malta

• Commonwealth of Independent States (Armenia, Azerbaijan, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Moldova, Russia, Tajikistan, Turkmenistan, Ukraine, Uzbekistan)	• Monaco • Netherlands • Norway • Poland

• Croatia	• Portugal

• Cyprus	• Romania

• Czech Republic	• San Marino

• Denmark	• Serbia and Montenegro (Yugoslavia)

• Estonia	• Slovakia

• Finland	• Slovenia

• France	• Spain

• Germany	• Sweden

• Greece	• Switzerland

• Hungary	• Turkey

• Iceland	• United Kingdom

• Ireland	• Vatican City

• Italy	• All other countries that are or become members of the European Union, now or in the future.

EXHIBIT D

[***]PATENTS

[***]

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

EXHIBIT E

COTHERIX OPTION

1. Upfront Fee.

[***] one-time fee, less the amount of fees paid by CoTherix to Asahi under Section 3.2(b), payable within [***]of the CoTherix’s notice of exercise of the CoTherix Option.

2. Development Commencement, NDA Filing and FDA Approval Milestones Payments.

CoTherix shall make the following one-time milestone payments to Asahi upon solely the first achievement of each of the milestones set forth below, such payments to be due within [***] after achievement of the applicable milestone.

(a) [***] upon the first dosing of a patient properly enrolled in a Phase 3 Clinical Trial of a Product in the CoTherix Option Field.

(b) [***] upon the first acceptance by the FDA of a Drug Approval Application for Regulatory Approval in the U.S. of a Product in the CoTherix Option Field.

(c) [***] upon the first NDA grant by the FDA in the U.S. for a Product in the CoTherix Option Field.

3. Revenue Milestones Payments.

(a) [***] upon the first year in which annual Net Sales of Products in the CoTherix Option Field first exceeds [***] within the Territory.

(b) [***] upon the first year in which annual Net Sales of Products in the CoTherix Option Field first exceeds [***] within the Territory.

(c) [***] upon the first year in which annual Net Sales of Products in the CoTherix Option Field first exceeds [***] within the Territory.

Royalties.

[***].

* Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.